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                                                                   Exhibit 10.73


                             DEVELOPMENT AGREEMENT

                                  BETWEEN THE

                     SHINGLE SPRINGS BAND OF MIWOK INDIANS

                                      AND

                  KEAN ARGOVITZ RESORTS - SHINGLE SPRINGS, LLC


                           DATED, AS OF JUNE 11, 1999


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                               TABLE OF CONTENTS

RECITALS.................................................................  1

ARTICLE 1.     DEFINITIONS AND OBJECTIVES................................  2

SECTION 1.1    DEFINITIONS...............................................  2

     Agreement...........................................................  2
     Architect...........................................................  2
     BIA.................................................................  2
     Class II Gaming.....................................................  2
     Class III Gaming....................................................  2
     Commencement Date...................................................  2
     Commercial Development..............................................  3
     Compact.............................................................  3
     Completion Date.....................................................  3
     Constitution........................................................  3
     Contract Documents..................................................  3
     Design Agreement....................................................  3
     Design Packages.....................................................  4
     Development Budget..................................................  4
     Effective Date......................................................  4
     Enterprise..........................................................  5
     Tribal Council......................................................  5
     Fixtures and Equipment..............................................  5
     Gaming..............................................................  5
     Gaming Facility.....................................................  5
     IGRA................................................................  6
     Interim Promissory Note.............................................  6
     Legal Requirements..................................................  6
     Lender..............................................................  6
     Loan................................................................  6
     Loan Agreement......................................................  6
     Management Agreement................................................  6
     National Indian Gaming Commission (NIGC)............................  6
     Net Revenues........................................................  6
     Non-Gaming Land.....................................................  7
     Note................................................................  7
     Plans and Specifications............................................  7
     Project.............................................................  7
     Security and Reimbursement Agreement................................  7
     State...............................................................  7
     Temporary Gaming Facility...........................................  7
     Term................................................................  7
     Transition Loan.....................................................  7
     Tribal Distributions................................................  7
     Tribal Lands........................................................  7

ARTICLE 2.     INDEPENDENT AGREEMENT.....................................  8

SECTION 2.1.   INDEPENDENT AGREEMENT.....................................  8

ARTICLE 3.     SITE ACQUISITION..........................................  8

SECTION 3.1.   SELECTION OF TRIBAL LANDS.................................  8


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
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SECTION 3.2.    PURCHASE AGREEMENT........................................... 8
SECTION 3.3.    LAND COSTS................................................... 8
SECTION 3.4.    TRANSFER OF TRIBAL LANDS TO BAND............................. 9
SECTION 3.5.    CONFIDENTIALITY.............................................. 9

ARTICLE 4.      FEASIBILITY STUDIES.......................................... 9

SECTION 4.1.    TEMPORARY GAMING FACILITY.................................... 9
SECTION 4.2.    FEASIBILITY DETERMINATION.................................... 9

ARTICLE 5.      DESIGN PHASE................................................. 9

SECTION 5.1.    EMPLOYMENT OR ARCHITECT...................................... 9
SECTION 5.2.    DESIGN AND CONSTRUCTION BUDGETS.............................. 10
SECTION 5.3.    CONCEPT DESIGN AND ENGINEERING............................... 10
SECTION 5.4.    PRELIMINARY PROGRAM EVALUATION............................... 11
SECTION 5.5.    DESIGN DEVELOPMENT........................................... 11
SECTION 5.6.    CONSTRUCTION DOCUMENTS....................................... 11
SECTION 5.7.    PLANS AND SPECIFICATIONS..................................... 11
SECTION 5.8.    COMPLIANCE WITH CONSTRUCTION STANDARDS, ENVIRONMENTAL LAWS
                AND REGULATIONS.............................................. 12
SECTION 5.9.    ADVANCE OF FUNDS FOR DESIGN WORK............................. 12

ARTICLE 6.      CONSTRUCTION PHASE........................................... 12

SECTION 6.1.    SELECTION OF CONTRACTOR OR CONSTRUCTION MANAGER.............. 12
SECTION 6.2.    VENDOR PREFERENCES........................................... 12
SECTION 6.3.    PROPOSAL REVIEW.............................................. 13
SECTION 6.4.    CONTRACTS.................................................... 13
SECTION 6.5.    CONTRACT DOCUMENT PROVISIONS................................. 13
SECTION 6.6.    CONSTRUCTION ADMINISTRATION.................................. 13
SECTION 6.7.    CONSTRUCTION COMMENCEMENT AND COMPLETION..................... 14

ARTICLE 7.      FURNITURE, FIXTURES AND EQUIPMENT............................ 14

SECTION 7.1.    SELECTION OF FURNITURE, FIXTURES AND EQUIPMENT............... 14

ARTICLE 8.      TERM......................................................... 14

SECTION 8.1.    TERM......................................................... 14

ARTICLE 9.      ADVANCES BY KAR.............................................. 14

SECTION 9.1.    ADVANCES BY KAR TO DRY CREEK................................. 14
SECTION 9.2.    LOAN COMMITMENT.............................................. 15
SECTION 9.3.    TRANSITION LOANS............................................. 17
SECTION 9.4.    ADVANCES ON LOAN............................................. 17
   (i) GAMING FACILITY SITE ACQUISITION FUNDS................................ 17
   (ii) SITE PLANNING AND DESIGN DEVELOPMENT................................. 17

ARTICLE 10.     EXCLUSIVITY.................................................. 18

SECTION 10.1.   EXCLUSIVITY REGARDING GAMING FACILITY........................ 18
SECTION 10.2.   EXCLUSIVITY.................................................. 18

ARTICLE 11.     REPRESENTATIONS, WARRANTIES, AND COVENANTS................... 18

SECTION 11.1.   REPRESENTATIONS AND WARRANTIES OF DRY CREEK.................. 18
SECTION 11.2.   COVENANTS.................................................... 19
SECTION 11.3.   REPRESENTATIONS AND WARRANTIES OF THE KAR.................... 20

ARTICLE 12.     EVENTS OF DEFAULT............................................ 21

SECTION 12.1.   EVENTS OF DEFAULT BY DRY CREEK............................... 21


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
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SECTION 12.2.   EVENTS OF DEFAULT BY KAR..................................... 22

ARTICLE 13.     TERMINATION.................................................. 23

SECTION 13.1.   VOLUNTARY TERMINATION........................................ 23
SECTION 13.2.   TERMINATION FOR CAUSE........................................ 23
SECTION 13.3.   TERMINATION IF DRY CREEK VIOLATES ARTICLE 10................. 23
SECTION 13.4.   INVOLUNTARY TERMINATION DUE TO CHANGES IN LEGAL REQUIREMENTS. 23
SECTION 13.5.   REPAIR AND REPLACEMENT OF DAMAGED GAMING FACILITY............ 24
SECTION 13.6.   TRIBE'S RIGHT TO TERMINATE AGREEMENT......................... 24

ARTICLE 14.     DISPUTE RESOLUTION........................................... 25

14.1            GENERAL...................................................... 25
SECTION 14.2.   ARBITRATION.................................................. 26
  Section 14.2.1 Initiation of Arbitration and Selection of Arbitrators...... 26
       (i)   Choice of Law................................................... 26
       (ii)  Place of Hearing................................................ 26
       (iii) Confidentiality................................................. 26
14.3            LIMITED WAIVER OF SOVEREIGN IMMUNITY......................... 26
    (i) Time Period.......................................................... 26
   (ii) Recipient of Waiver.................................................. 27
       (b)   Consents and Approvals.......................................... 27
       (c)   Injunctive Relief and Specific Performance...................... 27
       (d)   Action to Compel Arbitration.................................... 27
       (e)   Service of Process.............................................. 27
       (f)   Enforcement..................................................... 27
       (g)   Limitation Upon Enforcement..................................... 28

ARTICLE 15................................................................... 28

ARTICLE 15.    GENERAL....................................................... 28

SECTION 15.1.   NATURE OF AGREEMENT.......................................... 28
SECTION 15.2.   KAR'S INTEREST IN THE GAMING FACILITY........................ 28
SECTION 15.3.   SITUS OF THE AGREEMENT....................................... 28
SECTION 15.4.   NOTICE....................................................... 28
SECTION 15.5.   RELATIONSHIP................................................. 29
SECTION 15.6.   FURTHER ACTIONS.............................................. 29
SECTION 15.7.   WAIVERS...................................................... 29
SECTION 15.8.   CAPTIONS..................................................... 30
SECTION 15.9.   THIRD PARTY BENEFICIARY...................................... 30
SECTION 15.10.  SURVIVAL OF COVENANTS........................................ 30
SECTION 15.11.  ESTOPPEL CERTIFICATE......................................... 30
SECTION 15.12.  PERIODS OF TIME.............................................. 30
SECTION 15.13.  GOVERNMENTAL SAVINGS CLAUSE.................................. 30
SECTION 15.14.  SUCCESSORS AND ASSIGNS....................................... 30
SECTION 15.15.  SEVERABILITY................................................. 31
SECTION 15.16.  ENTIRE AGREEMENT............................................. 31

ARTICLE 16.     INDEMNITY.................................................... 31

SECTION 16.1.   INDEMNITY.................................................... 31

EXHIBIT A. PRELIMINARY PROJECT DESCRIPTION................................... 33

EXHIBIT B. SECURITY AND REIMBURSEMENT AGREEMENT.............................. 34

RECITALS..................................................................... 34


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AGREEMENT................................................................  35
     1.   Security (Collateral)..........................................  35
     2.   Notice of Guaranty Payments....................................  36
     3.   Indemnity by DRY CREEK - Guaranty..............................  36
     4.   Obligations Absolute...........................................  36
     5.   Rights of Guarantors...........................................  37
     6.   Representations and Warranties.................................  37
     7.   Transfer of Collateral.........................................  37
     8.   Events of Default..............................................  37
     9.   Remedies.......................................................  38
     10.  Receipt of Sales Proceeds......................................  38
     11.  Application of Collateral......................................  38
     12.  Waivers; Modifications.........................................  38
     13.  Remedies Cumulative............................................  38
     14.  Notices........................................................  39
     15.  Successors and Assigns.........................................  40
     16.  Guarantors Not Bound...........................................  40
     17.  Severability...................................................  40
     18.  Further Assurances.............................................  40
     19.  Release........................................................  41
     20.  Governing Law; Integration.....................................  41
     21.  Business Day Extension.........................................  41
     22.  Indemnification................................................  41
     24.  Dispute Resolution.............................................  41
          24.1. General..................................................  41
          24.2. Arbitration..............................................  42
                 24.2.1.   Initiation of Arbitration and Selection of
                           Arbitrators...................................  43
     25.  Limited Waiver of Sovereign Immunity...........................  43
          (i)    Time Period.............................................  43
          (ii)   Receipt of Waiver.......................................  43
          (iii)  Limitations of Actions..................................  43
                 (a)  Damages............................................  43
                 (b)  Consents and Approvals.............................  43
                 (c)  Injunctive Relief and Specific Performance.........  43
                 (d)  Action to Compel Arbitration.......................  44
                 (e)  Service of Process.................................  44
                 (f)  Enforcement........................................  44
                 (g)  Limitation.........................................  44
     26.  Government Savings Clause......................................  45

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                             DEVELOPMENT AGREEMENT


     This Development Agreement is made this 11 day of June, 1999 by and between the SHINGLE SPRINGS BAND OF MIWOK INDIANS, A FEDERALLY RECOGNIZED INDIAN TRIBE, ("SHINGLE SPRINGS"), P.O. Box 1340, Shingle Springs, California 95682 and KEAN ARGOVITZ RESORTS-SHINGLE SPRINGS, LLC., a Nevada limited liability company ("KAR"), 11999 Katy Frwy., Suite 322, Houston, TX, 77079.

                                    RECITALS

     A. SHINGLE SPRINGS is a federally recognized Indian tribe recognized as eligible by the Secretary of the Interior for the special programs and services provided by the United States to Indians because of their status as Indians and is recognized as possessing powers of self-government.

     B. The U.S. holds land in trust for the benefit of SHINGLE SPRINGS, pursuant to the SHINGLE SPRINGS'S recognized powers of self-government, and the Constitution, statutes and ordinances of SHINGLE SPRINGS.

     C. SHINGLE SPRINGS will possess sovereign governmental powers over the Tribal Lands and desires to utilize the Tribal Lands to improve the economic conditions of SHINGLE SPRINGS's members.

     D. KAR has agreed to assist SHINGLE SPRINGS in acquiring additional Tribal Lands and in financing and developing the Gaming Facility.

     E. SHINGLE SPRINGS, on the same date as the date of this Development Agreement, has entered into a Management Agreement with KAR whereby KAR, subject to receipt of regulatory approvals, will manage the Gaming Facility (the "Management Agreement").

     F. KAR and SHINGLE SPRINGS desire to take all steps reasonably possible prior to the receipt of the regulatory approvals (i) to obtain a preliminary commitment for financing of the Gaming Facility, (ii) to select and develop the site for the Gaming Facility, (iii) to design the Gaming Facility, and (iv) to enter into contracts to construct and equip the Gaming Facility so that the Gaming Facility can be opened to the public as soon as possible after the receipt of all regulatory approvals.

     G. SHINGLE SPRINGS has selected KAR to assist SHINGLE SPRINGS to obtain financing for the gaming developments, and to furnish technical experience and expertise for the development and design of the developments, and for contracting for the construction, furnishing and equipping of the Gaming Facility.

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     H.   SHINGLE SPRINGS and KAR intend that their relationship with regard to this Development Agreement shall be exclusive.

     I. SHINGLE SPRINGS and KAR desire to enter into an agreement whereby the preliminary Gaming Facility design and development work (but not the Gaming Facility construction or operation) may proceed prior to receipt of regulatory approvals.

     J. KAR has agreed to certain terms and has represented to SHINGLE SPRINGS that KAR has the capabilities to provide professional management, funds and financing necessary to develop and construct the Gaming Facility, as defined herein, and to commence the operation of the Enterprise as outlined in this Agreement as consideration for the exclusive right to develop and manage the Gaming Facility pursuant to the Management Agreement, and for other development rights as described herein.

     NOW, THEREFORE, in consideration of the mutual covenants, conditions and promises herein contained, the receipt and sufficiency of which are expressly acknowledged SHINGLE SPRINGS and ("KAR") hereby agree as follows:

                                   ARTICLE 1
                           DEFINITIONS AND OBJECTIVES

     SECTION 1.1. DEFINITIONS. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Management Agreement. In addition to other terms which are defined elsewhere in this Agreement, the following terms, for purposes of this Agreement, shall have the meanings set forth in this
Section:

     "AFFILIATE" means as to KAR, any corporation, partnership, limited liability company, joint venture, trust, department or agency or individual controlled by, under common control with, or which controls, directly or indirectly KAR.

     "AGREEMENT" shall mean this Development Agreement.

     "ARCHITECT" shall have the meaning described in Section 5.1.

     "BIA" shall mean the Bureau of Indian Affairs under the Department of the Interior of the United States of America.

     "CLASS II GAMING" shall mean Class II gaming as defined in the IGRA.

     "CLASS III GAMING" shall mean Class III Gaming as defined in the IGRA.

     "COMMENCEMENT DATE" shall mean the first date that the Gaming Facility is complete, open to the public and that Gaming is conducted in the Gaming Facility pursuant to the terms of the Management Agreement.

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     "COMMERCIAL DEVELOPMENT" shall mean Tribal economic development projects that are non-gaming in nature.

     "COMPACT" shall mean SHINGLE SPRINGS-State Compact which SHINGLE SPRINGS intends to negotiate and execute with the State for the conduct of Class III Gaming, and approved pursuant to the IGRA; as the same may, from time to time, be amended, or such other compact that may be substituted therefor.

     "COMPLETION DATE" shall mean the date upon which KAR receives:

          (i) an architect's certificate from the Architect chosen pursuant to this Agreement as having responsibility for the design and supervision of construction, equipping and furnishing of the Gaming Facility certifying that the Gaming Facility has been fully constructed substantially in accordance with the Plans and Specifications;

          (ii) certification from KAR or its designee, having responsibility to assure compliance with any operational standards stating that the Gaming Facility, as completed, is in substantial compliance with any such standards;

          (iii) a permanent or temporary certificate of occupancy, if required, from any government authority or authorities pursuant to whose jurisdiction the Gaming Facility is to be constructed, permitting the use and operation of all portions of the Gaming Facility in accordance with this Agreement; and

          (iv) certificates of such professional designers, inspectors or consultants or opinions of counsel, as ("KAR") may determine to be appropriate, verifying construction and furnishing of the Gaming Facility in compliance with all Legal Requirements.


     "CONSTITUTION" shall mean the Constitution of the Shingle Springs Band of Miwok Indians.

     "CONTRACT DOCUMENTS" shall have the meaning described in Section 6.3.

     "DESIGN AGREEMENT" shall have the meaning described in Section 5.1.

     "DESIGN PACKAGES" shall have the meaning described in Section 5.1.

     "DEVELOPMENT AGREEMENT" shall mean that certain agreement, of even date herewith, by and between KAR and SHINGLE SPRINGS, providing the terms under which KAR and SHINGLE SPRINGS will work exclusively together to develop certain Commercial and Gaming Development, and KAR will advance certain specified loans to SHINGLE SPRINGS and will cause to be financed and develop the Facility, including without limitation, design, construction, furnishing and equipping same.

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     "DESIGN PACKAGES" shall have the meaning described in Section 5.1.

     "DEVELOPMENT BUDGET" shall have the meaning described in Section 5.2.

     "EFFECTIVE DATE" shall mean the date five days following the date on which all of the following listed conditions are satisfied:

          (i) written approval of the Management Agreement is granted by the Chairperson of the NIGC;

          (ii) written approval, as required by law, of the Note, the Loan Agreement, the Security and Reimbursement Agreement and the Interim Promissory Note, is granted by the Chairperson of the NIGC and/or the BIA; if required

          (iii) written approval of an SHINGLE SPRINGS Gaming Ordinance ("Gaming Ordinance") and of any other ordinances adopted by SHINGLE SPRINGS relative to any of the documents referenced in the Management Agreement in form and substance satisfactory to KAR as required by the NIGC or the BIA;

          (iv) written confirmation, if required, that SHINGLE SPRINGS, the State, and the NIGC, have approved background investigations of KAR and any related parties subject to background investigations;

          (v) KAR has received a certified copy of the ratifying SHINGLE SPRINGS resolution and Ordinance adopted in accordance with SHINGLE SPRINGS's governing documents reciting that it is the governing law of SHINGLE SPRINGS, that this Agreement, the Management Agreement, Loan Agreement, Note, Security and Reimbursement Agreement and the exhibited documents attached thereto are the legal and binding obligations of SHINGLE SPRINGS, valid and enforceable in accordance with their terms;

          (vi) KAR has satisfied itself as to the proper ownership and control of the Tribal Lands and its suitability for construction and operation of the contemplated Gaming Facility, and that all of the Legal Requirements and other requirements for lawful conduct and operation of the Enterprise in accordance with the Management Agreement have been met and satisfied;

          (vii) for purposes of Class III Gaming, the Compact has been signed by the Secretary of the Interior and published in the Federal Register as provided in 25 U.S.C. Section 2710(d)(8)(D);

          (viii) the satisfactory completion of all necessary and applicable feasibility

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          studies required for the development, construction and operation of the Gaming Facility;

     (ix) receipt by KAR of all applicable licenses for or related to the development, construction and operation of the Gaming Facility; and

     (x) receipt by KAR of SHINGLE SPRINGS's approval of the Plans and Specifications of the Gaming Facility.

SHINGLE SPRINGS agrees to cooperate and use its best efforts to satisfy all of the above conditions at the earliest possible date. KAR agrees to memorialize the satisfaction of each of (vi) and (viii), as well as the Effective Date, in writings signed by KAR and delivered to SHINGLE SPRINGS and to the Chairperson of the NIGC.

     "ENTERPRISE" shall mean the enterprise of SHINGLE SPRINGS created to engage in Class II and Class III Gaming at the Gaming Facility, and which shall include any other lawful commercial activity allowed in the Gaming Facility including, but not limited to the operation of a hotel, RV Park, retail stores, restaurants, entertainment facilities, or the sale of fuel, food, beverages, alcohol, tobacco, gifts, and souvenirs.

     "FIXTURES AND EQUIPMENT" shall mean all furniture, fixtures and equipment (excepting "Operating Equipment" as hereinafter defined) required for the operation of the Enterprise in accordance with the standards set forth in this Agreement, including, without limitation:

     (i) cashier, money sorting and money counting equipment, surveillance and communication equipment, and security equipment;

     (ii) slot machines, video games of chance, table games, keno equipment and other gaming equipment;

     (iii)  office furniture and equipment;

     (iv) specialized equipment necessary for the operation of any portion of the Enterprise for accessory purposes, including equipment for kitchens, laundries, dry clearing, cocktail lounges, restaurants, public rooms, commercial and parking spaces, and recreational facilities; and

     (v) all other furnishing and equipment hereafter located and installed in or about the Gaming Facility which are used in the operation of the Enterprise in accordance with the standards set forth in this Agreement.

     "GAMING" shall mean any and all activities defined as Class II and Class III Gaming pursuant to IGRA.

     "GAMING FACILITY" shall mean the buildings, structures and improvements located on the

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Tribal Lands and all Furniture, Fixtures and Equipment attached thereto, forming a part of, or necessary for the operation of the Enterprise.

     "IGRA" shall mean the Indian Gaming Regulatory Act of 1988, PL 100-497, 25 U.S.C. Section 2701 et. seq. as same may, from time to time, be amended.

     "INTERIM PROMISSORY NOTE" shall have the meaning described for one or more promissory notes to be executed by SHINGLE SPRINGS in favor of KAR pursuant to this Agreement, the Management Agreement which shall include but not be limited to signing advance, tribal consultant advances, monthly advances, equity advances, land advances and any other funds advanced to or on behalf of SHINGLE SPRINGS.

     "KAR" shall mean Kean Argovitz Resorts - Shingle Springs, LLC or it's affiliates.

     "LEGAL REQUIREMENTS" shall mean any and all present and future judicial, administrative, and tribal rulings or decisions, and any and all present and future federal, state, local, and tribal laws, ordinances, rules, regulations, permits, licenses and certificates, in any way applicable to SHINGLE SPRINGS, KAR, the Tribal Lands, the Gaming Facility, and the Enterprise, including without limitation, the IGRA, the Compact, and SHINGLE SPRINGS's Gaming Ordinance.

     "LENDER" shall mean the financial institution agreed upon by the parties to provide the funding necessary to design, construct, and equip the Facility, and provide start-up capital for the Enterprise.

     "LOAN" shall mean the loan to SHINGLE SPRINGS to be made pursuant to the Loan Agreement.

     "LOAN AGREEMENT" shall mean the loan agreement in a principal amount of up to ONE HUNDRED MILLION DOLLARS ($100,000,000), to be entered into between SHINGLE SPRINGS and KAR, or between SHINGLE SPRINGS and the Lender, but in any event KAR will cause to be loaned the above proceeds which are to be used exclusively for Gaming Developments, the design construction, furnishing and equipping of the Gaming Facility and/or providing start-up and working capital for the Enterprise.

     "MANAGEMENT AGREEMENT" shall mean the agreement between SHINGLE SPRINGS and KAR dated the same date as this Agreement pursuant to which KAR will manage the Enterprise.

     "NATIONAL INDIAN GAMING COMMISSION" ("NIGC") is the commission established pursuant to 25 U.S.C. Section 2704.

     "NET REVENUES" shall have the meaning set forth in the Management Agreement, and shall include "Net Revenues (gaming)" and "Net Revenues (other)."

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     "NON-GAMING LAND" means those lands acquired by SHINGLE SPRINGS with the assistance of KAR which the SHINGLE SPRINGS will use for non-gaming purposes.

     "NOTE" shall mean the promissory note to be executed by SHINGLE SPRINGS pursuant to the Loan Agreement, which shall evidence a loan to SHINGLE SPRINGS, in an amount up to ONE HUNDRED MILLION DOLLARS ($100,000,000), from either the Lender and/or KAR.

     "PLANS AND SPECIFICATIONS" shall mean the final Plans and Specifications approved for the Gaming Facility as described in this Agreement.

     "PROJECT" shall have the mean the planning, construction, and development of the temporary and permanent Gaming Facility.

     "SECURITY AND REIMBURSEMENT AGREEMENT" shall mean that agreement to be entered into between KAR and SHINGLE SPRINGS which shall set out the security interest of KAR and reimbursement obligation of SHINGLE SPRINGS relating to the Loan and the Interim Promissory Note.

     "STATE" shall refer to the State of California.

     "SHINGLE SPRINGS" shall mean the Shingle Springs Band of Miwok Indians.

     "TEMPORARY GAMING FACILITY" shall mean a class II and/or class III gaming facility which, if deemed feasible by KAR and SHINGLE SPRINGS in the manner described in this Agreement, may be constructed on an accelerated basis concurrently with the construction of the permanent Gaming Facility with a goal of opening within the first 90 to 120 days after the Effective Date. If the parties agree that it is economically feasible, said facility may also offer Class II gaming.

     "TERM" shall mean the term of this Agreement as described in Article 8.

     "TRIBAL CONSULTANTS" shall mean in this Agreement as described in Article 9, section 9.1, (iii) the Administrative Assistant to the Council and Tribal Consulting Attorney.

     "TRIBAL COUNCIL" shall mean the duly elected governing body of SHINGLE SPRINGS.

     "TRANSITION LOAN" shall have the meaning described in Section 9.3.

     "TRIBAL DISTRIBUTIONS" shall have the meaning described in Section 9.2(ii).

     "TRIBAL LANDS" means all lands presently and in the future held in trust for the SHINGLE SPRINGS and all lands within the confines of the Shingle Springs Band of Miwok Indians Rancheria and to such lands as may thereafter be added thereto.

                                    ARTICLE 2

                                   INDEPENDENT AGREEMENT

     SECTION 2.1. INDEPENDENT AGREEMENT. The objective of SHINGLE SPRINGS and KAR in entering into and performing this Agreement is to provide a legally enforceable procedure and agreement pursuant to which KAR will make certain loans to SHINGLE SPRINGS for the development of the Gaming Facility prior to the approval of the Management Agreement by the NIGC and the obtaining of any other necessary approvals so that the Project can commence operations as soon as possible; and set forth the rights and obligations of the parties if approval of the Management Agreement by the NIGC does not occur or if the Project is unable to be developed for any other reason. This is intended to be a legally enforceable agreement, independent of the Management Agreement, which shall enter into effect when executed and delivered by the parties, and be enforceable between the parties regardless of whether or not this Agreement or the Management Agreement is approved by the Chairperson of the NIGC.

                                       ARTICLE 3
                                   SITE ACQUISITION

     SECTION 3.1. SELECTION OF TRIBAL LANDS. It is unlikely that the existing SHINGLE SPRINGS Trust Land will be used as the site for the Gaming Facility, it is understood that additional land will be necessary because it is land locked and it is understood that acquisition of additional land may be necessary as a site for the Gaming Facility. Thus, as soon as reasonably possible after the date of this Agreement, KAR shall recommend one or more sites to be acquired for the SHINGLE SPRINGS Gaming Facility (and the Temporary Gaming Facility, if it is determined to be feasible); and shall furnish the Tribal Council with a site including advice as to the suitability of each site for the Gaming Facility. It is expressly understood that SHINGLE SPRINGS and KAR shall investigate the acquisition of sites contiguous to existing SHINGLE SPRINGS trust land.

     SECTION 3.2. PURCHASE AGREEMENT. Upon approval of acquisition of a site by the mutual agreement of KAR and the Tribal Council, KAR shall negotiate a purchase contract or option agreement for purchase of the site by KAR or its designee or nominee. Upon approval of the form of Purchase or Option Agreement proposed by KAR by the Tribal Council, KAR or its designee or nominee shall enter into the Purchase or Option Agreement with the seller of the site. It is mutually agreed that the site shall be transferred by KAR to the United States to be held in trust for the benefit of SHINGLE SPRINGS upon approval of a Tribal-State compact. The actual closing of the real estate agreement and the transfer of title to the United States to be held in trust for the benefit of SHINGLE SPRINGS may occur following the Effective Date, or at a time as may be necessary to secure approval by appropriate officials or agencies of the Management Agreement, the Compact and the approval of the Secretary of the Interior to take the site into trust for the benefit of SHINGLE SPRINGS for gaming purposes. All amounts so advanced by KAR shall be a part of the Transition Loan and shall be repaid to KAR from the first proceeds of the Loan to the extent proceeds from the Loan are available for this purpose.

     SECTION 3.3.  LAND COSTS. KAR will advance to SHINGLE SPRINGS up to Four

Million Two Hundred Thousand Dollars ($4,200,000.00) to acquire land for the gaming facility.

     SECTION 3.4. TRANSFER OF TRIBAL LANDS TO BAND. On or immediately following the Effective Date, or at such time as may be necessary to secure approval by appropriate officials or agencies, of the Management Agreement or the Compact and the approval of the Secretary of the Interior to take the land into trust for the benefit of SHINGLE SPRINGS for gaming purposes, KAR or its designee or nominee shall transfer title to the United States to be held in trust by the United States for the benefit of SHINGLE SPRINGS for gaming purposes. Any amounts required to be paid to effect such transfer shall be paid by KAR and shall be a part of the development cost of the Enterprise and repaid to KAR from the first proceeds of the Loan.

     SECTION 3.5. CONFIDENTIALITY. The parties agree on a reasonable efforts basis to keep the intended use of each site confidential until the Purchase Agreement has been executed and delivered by all parties to the Purchase Agreement.

                                   ARTICLE 4
                              FEASIBILITY STUDIES

     SECTION 4.1. FEASIBILITY STUDY. As soon as reasonably possible after the signing of this Agreement by both parties, KAR shall perform a feasibility study to explore the design, cost, size and projected economic benefit of the Gaming Facility within the scope of the Enterprise. A copy of the feasibility study shall be furnished by KAR to the Tribal Council. All actual costs incurred by KAR to perform or cause the feasibility study to be performed shall be included as part of the development cost of the Enterprise and repaid to KAR as a Transition Loan or from the first proceeds of the Loan to the extent available for this purpose.

     SECTION 4.2. FEASIBILITY DETERMINATION. After said feasibility study has been furnished to the Tribal Council, the Tribal Council and KAR shall jointly determine the size and scope of the Gaming Facility and whether or not to include the Temporary Gaming Facility within the Enterprise. Inclusion of the Temporary Gaming Facility within the Enterprise shall be dependent upon an agreement between KAR and SHINGLE SPRINGS with respect to such additional matters as may need to be addressed in order to fully provide for said
Temporary Gaming Facility. Construction and operation of the Temporary Gaming Facility shall in no way limit the full term of the Management Agreement for the Gaming Facility. The terms, conditions and provisions of this Section 4.2 shall control and take precedence over any contrary terms, conditions and provisions contained in this Agreement.

                                   ARTICLE 5
                                  DESIGN PHASE

     SECTION 5.1. EMPLOYMENT OF ARCHITECT. KAR and the Tribal Council shall contract with an Architect and/or Engineer for the Enterprise. Thereafter the Tribal Council shall, with the assistance and concurrence of KAR, negotiate and enter into a contract in the name of SHINGLE SPRINGS, with this Architect and/or Engineer. Provided that such company or individual is a duly licensed Architect and/or Engineer (the "Architect") familiar with the design of gaming facilities. This Agreement shall be for the purpose of performing certain services in connection with the design and construction of the Gaming Facility (and the Temporary Gaming Facility and/or the Bingo and Entertainment Hall, if included) including site development. SHINGLE SPRING's agreement with the Architect shall be in the form of a contract (the "Design Agreement") approved by KAR and the Tribal Council. The scope of the project contemplated by this Agreement (the "Project") including the Gaming Facility and the Temporary Facility, if included), shall be stated and established in the Design Agreement, and shall be subject to the mutual approval of the parties, and as agreed upon by SHINGLE SPRINGS and KAR may incorporate a plan for the expansion of gaming and a future phased addition of a hotel, RV park, gas station and convenience store, and theme retail space and the plans set forth in Exhibit A hereto. The Design Agreement shall also provide for and establish appropriate design packages ("Design Packages"), each including portions of the Enterprise. The Design Agreement shall allow KAR the right and responsibility to supervise, direct, control and administer the duties, activities and functions of the Architect and to efficiently carry out its covenants and obligations under this Agreement; but the Design Agreement shall provide that the Architect will consult closely with SHINGLE SPRINGS and SHINGLE SPRINGS consultants, and that major design elements shall be subject to approval by the Tribal Council. It is contemplated the scope of the Project will be substantially as described on Exhibit A, subject to such changes as may be necessary or appropriate taking into account competitive conditions, financing and other circumstances. The parties understand that market, compact, governmental or other conditions may change and it may be necessary to expand or decrease the scope of the project before construction is commenced.

     SECTION 5.2.   DESIGN AND CONSTRUCTION BUDGETS.   KAR, with the assistance
and input of the Architect, shall submit to the Tribal Council, proposed budgets (collectively the "Development Budget") for designing, constructing, furnishing and equipping the Gaming Facility, including the Temporary Gaming Facility, if any, and related costs which may be identified, prior to the commencement of design by the Architect. The Development Budget shall reflect planned phasing, if any. KAR may, after notice to and approval by the Tribal Council, revise the aggregate Development Budget from time-to-time, as necessary or appropriate to reflect any unpredicted changes, variables or events or to include additional and unanticipated Project costs. KAR may, at its sole discretion after notice to and approval by the Tribal Council, reallocate part or all of the amount budgeted with respect to any line item to another line item and to make such other modifications to the Development budget as KAR deems necessary or appropriate, provided that: (i) the cumulative modifications of the Development Budget for all Design Packages shall not, without KAR's prior approval and the Tribal Council's prior approval, exceed the approved aggregate Development Budget, and (ii) such modifications do not otherwise conflict with the terms of this Agreement shall. Development Budget adjustments which otherwise vary from the terms of the Agreement shall, in addition to requiring KAR's approval require the approval of the Tribal Council. SHINGLE SPRINGS acknowledges that the Development Budget is intended only to be a reasonable estimate of Project costs.

     SECTION 5.3.   CONCEPT DESIGN AND ENGINEERING.    KAR, shall prepare for
the review
and approval of the Tribal Council, a statement of requirements for the Gaming Facility, and the Temporary Gaming Facility, if any, including, but not limited to, planned phasing, if any, a program of preliminary objectives, schedule requirements, design criteria, including assumptions regarding HVAC demands, space requirements and relationships, special equipment and site requirements.

     SECTION 5.4. PRELIMINARY PROGRAM EVALUATION. KAR shall prepare, for the review and approval of the Tribal Council, a preliminary evaluation of the proposed Project including, but not limited to a feasibility study, planned phasing, if any, schedule, Development Budget requirements, and alternative approaches to Project design and construction. Based upon the agreed-upon schedule, Development Budget requirements and design, the Architect shall prepare schematic design documents consisting of drawings and other documents illustrating the scale and relationship of the Gaming Facility, the Temporary Gaming Facility, if any, and any other Enterprise components, as well as a preliminary estimate of Enterprise costs based upon the proposed area, size and scope of the Enterprise.

     SECTION 5.5. DESIGN DEVELOPMENT. Upon final approval of the schematic design documents by the Tribal Council and KAR, the Architect shall prepare design development documents consisting of drawings and other documents to fix and describe the size and character of the Project as to architectural, structural, mechanical and electrical systems, materials and such other elements and/or Design Packages as may be appropriate. Further, the Architect shall advise KAR with respect to, and update, any Development Budget estimates. KAR shall submit to the Tribal Council for its review and approval, finalized versions of the design development documents prepared by the Architect and agreed to by KAR.

     SECTION 5.6. CONSTRUCTION DOCUMENTS. Based upon the approved design development documents and any further adjustments in the scope and quality of the Project or in the Development Budget, the Architect shall prepare for approval by KAR and the Tribal Council, construction documents consisting of preliminary drawings and specifications setting forth the general requirements for construction of the Project. The Architect shall proceed with completion of detailed plans and specifications (the "Plans and Specifications") as they relate to construction or portions of the Gaming Facility in the order such portions are to be completed or in the order required for sequential completion, and shall proceed with completion for all Plans and Specifications as soon as reasonably possible given construction scheduling and the intended progress of Project work. The Architect shall advise the Tribal Council of any adjustments to previous Development Budget estimates. Copies of all construction documents and all notices of Design Budget adjustments shall be forwarded to the Tribal Council to keep it informed of the progress of the work and the projected costs of the Project.

     SECTION 5.7. PLANS AND SPECIFICATIONS. As portions of the detailed Plans and Specifications are completed for segments of the Project, the Architect shall be required to submit duplicate copies of those portions of the Plans and Specifications to KAR and to the Tribal Council (for approval prior to release of such documents to prospective bidders for bidding and prior to commencement of construction of such portions).

     SECTION 5.8. COMPLIANCE WITH CONSTRUCTION STANDARDS, ENVIRONMENTAL LAWS AND REGULATIONS. The Gaming Facility shall be designed and constructed so as to adequately protect the environment and the public health and safety. The design, construction and maintenance of the Gaming Facility shall, except to the extent a particular requirement or requirements may be waived in writing by the Tribal Council, meet or exceed all reasonable minimum standards pertaining to SHINGLE SPRINGS and State building codes, fire codes and safety and traffic requirements (but excluding planning, zoning and property use laws, ordinances, regulations and requirements), which would be imposed on the Enterprise by existing State or Federal statutes or regulations or codes which would be applicable if the Gaming Facility were located outside of the jurisdictional boundaries of SHINGLE SPRINGS, even though those requirements may not apply within SHINGLE SPRINGS's jurisdictional boundaries. To the extent that SHINGLE SPRINGS may adopt more stringent requirements, those requirements shall govern. Nothing in this subsection shall grant to the State or any political subdivision thereof any jurisdiction (including but not limited to, jurisdiction regarding zoning or property use) over the Enterprise or its development, management and operation.

     SECTION 5.9. ADVANCE OF FUNDS FOR DESIGN WORK. Notwithstanding any lack of approval of the Management Agreement or this Agreement by the NIGC, KAR shall advance such funds as are reasonably necessary to proceed with site and facility planning, architectural renderings and plans, including payments to the Architect pursuant to the Design Agreement, engineering and environmental services, working drawings and construction contract bidding documents, and the advances shall be repaid to KAR as a Transition Loan or from the first draws under the Loan to the extent proceeds of the Loan are available for this purpose. After the Effective Date, the Architect shall be compensated for services rendered in accordance with the Design Agreement out of Loan proceeds, subject to and in accordance with the terms, conditions and provisions of the Loan Agreement.

                                   ARTICLE 6
                              CONSTRUCTION PHASE

     SECTION 6.1. SELECTION OF CONTRACTOR OR CONSTRUCTION MANAGER. KAR shall, in consultation with the Architect, initiate a pre-bid selection process in order to pre-qualify prospective general contractors and/or construction managers in connection with the construction of the Gaming Facility. KAR shall submit the list of pre-qualified general contractors and/or construction managers to the Tribal Council, together with KAR's recommendations, for its review, comment and approval. Special consideration shall be given in the selection of contractors and/or construction managers to companies located in the State and companies with a proven history of effective employment of Native American and local subcontractors. The parties will work together to strive for maximum possible use of qualified Native American contractors and subcontractors.

     SECTION 6.2. VENDOR PREFERENCES. In entering contracts for the supply of goods and services for the Enterprise, including the selection of contractors and/or construction managers, subcontractors and suppliers, KAR shall give preference to qualified Indians who reside on or near the SHINGLE SPRINGS OF BAND OF MIWOK INDIANS Rancheria, who are able to provide services at competitive prices and have demonstrated skills and abilities to perform tasks to be undertaken in an acceptable manner, in KAR's opinion, and can meet the reasonable bidding requirements of KAR. KAR shall provide written notice to SHINGLE SPRINGS in advance of all such contracting, subcontracting and construction opportunities.

     SECTION 6.3. PROPOSAL REVIEW. Subsequent to the pre-qualification of prospective contractors and/or construction managers, KAR shall conduct a review of responsive proposals for the construction of the Project, and KAR shall negotiate and propose to the Tribal Council a construction management agreement and/or construction contract or contracts (collectively "Contract Documents") with a well-qualified construction manager, contractor contractors and/or contractors subject to the approval of the Tribal Council. The successful contractor, contractors and/or construction manager shall be properly licensed in the State; and shall be capable of furnishing a payment and performance bond satisfactory to KAR and Tribal Council to cover the construction for which the contractor, contractors and/or construction manager may be retained.

     SECTION 6.4. CONTRACTS. The Band shall enter into the Contract with the parties selected and approved in the form negotiated by KAR and approved by the Tribal Council. The Contract Documents shall provide that they may be canceled by either party if the Effective Date has not occurred by a specified fixed calendar date. The selected contractor, construction manager and/or other contracting parties shall be compensated solely from the Loan proceeds subject to, and in accordance with the terms, conditions and provisions of the Contract Documents and the Loan Agreement.

     SECTION 6.5.  CONTRACT DOCUMENT PROVISIONS. The Contract Documents shall
(i) require the successful construction manager or general contractor and all contractors to be responsible for providing all materials, equipment and labor necessary to construct and equip the Project as necessary, including site development; (ii) shall include appropriate provisions assuring nonpayment of State sales and use tax for goods and materials in the Project (to the extent said exemption is available for the Project); and (iii) require said construction manager or general contractor and all contractors to construct the Project in accordance with the Plans and Specifications, including any changes or modifications thereto approved by the Tribal Council. The Contract Documents will provide for insurance conforming to the applicable insurance requirements of the Management Agreement, appropriate lien waivers, and for construction schedules by which milestones, progress payments and late penalties, if any, may be calculated. Nothing in this section shall prohibit SHINGLE SPRINGS from entering into a contract pursuant to which SHINGLE SPRINGS agrees to procure the necessary construction materials for the project.

     SECTION 6.6. CONSTRUCTION ADMINISTRATION. It is intended that the Contract Documents shall provide that KAR shall be responsible for all construction administration during the construction phase of the Project. KAR shall act as SHINGLE SPRINGS's designated representative and shall have full power and complete authority to act on behalf of SHINGLE SPRINGS in connection with the Contract Documents. KAR shall have control and charge of any persons performing work on the Project site, and shall interpret and decide on matters concerning the performance of any requirements of the Contract Documents. KAR shall have the authority to reject work which does not conform to the Contract Documents. KAR may conduct inspections to determine the date or dates of substantial completion and the Completion Date. KAR shall observe and evaluate or authorize the observation and evaluation of Project work performed, review or authorize review of applications for payment for submission to SHINGLE SPRINGS and review or authorize review and certification of the amounts due the contractors and/or construction manager.

     SECTION 6.7. CONSTRUCTION COMMENCEMENT AND COMPLETION. The Contract Documents shall contain such provisions for the protection of SHINGLE SPRINGS and KAR as SHINGLE SPRINGS and KAR shall deem appropriate; shall provide that the construction of the Project shall commence on the Effective Date following and subject to the granting of all approvals necessary to commence construction; and shall also provide that any contractor shall exert its best efforts to complete construction within such time as SHINGLE SPRINGS and KAR agree following the commencement of construction. All contractors shall warrant their respective portions of the work to be performed to be free of defects for at least one year after the Completion Date.

                                   ARTICLE 7
                       FURNITURE, FIXTURES AND EQUIPMENT

     SECTION 7.1. SELECTION OF FURNITURE, FIXTURES AND EQUIPMENT. KAR shall select and propose to the Tribal Council vendors for purchase by SHINGLE SPRINGS of equipment, furniture and fixtures required to operate the Enterprise. Alternatively, KAR may arrange for the procurement of equipment, furniture and fixtures on lease terms as may be approved by the Tribal Council. Any commitments for the procurement of equipment, furniture and furnishing shall, however, become binding on SHINGLE SPRINGS only upon the Effective Date.

                                   ARTICLE 8
                                      TERM

     SECTION 8.1. TERM. This Agreement shall enter into and remain in full force and effect from the date of execution hereof for a period ending when the obligations of the parties pursuant to Article 9 of this Agreement have expired or until all obligations owed to KAR by SHINGLE SPRINGS pursuant to this Agreement, the Management Agreement and any Interim Promissory Note have been satisfied in full, whichever is later; provided, however, that nothing herein shall prohibit KAR and SHINGLE SPRINGS from agreeing in a separate writing that the obligations of this Agreement shall be subsumed into any one or all of the other agreements between the parties immediately upon the Effective Date thereof and that, at such time as the obligations hereof are so subsumed, this Agreement shall, except to the extent contrary to the express terms hereof, automatically terminate.

                                   ARTICLE 9
                                ADVANCES BY KAR

     SECTION 9.1. ADVANCES BY KAR TO SHINGLE SPRINGS. KAR will advance the following funds to SHINGLE SPRINGS.

     (i)  SIGNING ADVANCE.    KAR will advance SHINGLE SPRINGS the sum of Two
     Hundred Fifty Thousand Dollars ($250,000.00) upon the execution of this Agreement and the Management Agreement.

     (ii) TRIBAL OPERATING ADVANCES.    Beginning 30 days after the execution of
     this Agreement and the Management Agreement and after the initial signing advance of $250,000.00 until the Commencement Date, KAR will advance SHINGLE SPRINGS seventy thousand dollars ($70,000.00) per month. The parties agree that there may also be certain unanticipated and unexpected legal expenses of the Enterprise which may occur. In that event, upon the approval of both KAR and SHINGLE SPRINGS, which approval shall not be unreasonably withheld, the parties agree to increase the monthly advances to cover those costs. The signing advance and the monthly advances to SHINGLE SPRINGS shall include the Tribal Consultants fees.

     (iii)  TRIBAL CONSULTANTS.    Upon execution of this Agreement and the
     Management Agreement and until the Commencement Date, of the signing advance and the monthly advances to SHINGLE SPRINGS, Five Thousand Dollars ($5,000.00) per month shall be used to pay the Shingle Springs Administrative Assistant to the Council and Eight Thousand Six Hundred Dollars ($8,600.00) per month will be used to pay SHINGLE SPRINGS Tribal Consulting Attorney. There will be a three percent (3%) annual increase in these fees. Upon execution of this Agreement and the Management Agreement and until the Commencement Date, KAR shall advance SHINGLE SPRINGS. Following the Commencement Date, the Tribal Consulting Attorney and the Administrative Assistant to the Council shall become an expense of the Enterprise and shall be for the term of this Agreement and the Management Agreement.

Use and disbursement of the monthly advances shall be at the sole discretion of SHINGLE SPRINGS, and KAR shall have no responsibility for such funds after receipt thereof by SHINGLE SPRINGS. The advances will be disbursed to SHINGLE SPRINGS as Transition Loans pursuant to Section 9.3 of this Agreement.

     SECTION 9.2.   LOAN COMMITMENT.    KAR shall be responsible for arranging
for a development loan to SHINGLE SPRINGS to finance the development of the Gaming Facility. Within ninety (90) days following the approval of a compact between SHINGLE SPRINGS and the State, KAR will provide to SHINGLE SPRINGS a preliminary conditional Letter of Commitment to fund the facility in the sum not to exceed One Hundred Million Dollars ($100,000,000) contingent upon compliance with all applicable federal, tribal and state laws. Within one hundred twenty
(120) days following the Effective Date, KAR shall provide a firm financing commitment acceptable to SHINGLE SPRINGS, to finance the acquisition of the Tribal Lands and to pay for all costs of design, development, construction and opening of the

Gaming Facility, including but not limited to all planning, professional fees, land acquisition costs, development, infrastructure improvements, construction and pre-opening costs, fees and expenses (the "Loan") on terms to SHINGLE SPRINGS as follows:

          (i) The principal of the Loan shall be for an amount up to $100 million.

          (ii) The Loan shall be repayable solely out of revenues of the Gaming Facility, as provided in the Management Contact, and shall be a limited recourse obligation of SHINGLE SPRINGS, with no recourse to other tribal assets, including the Tribal Lands and the tangible assets of the Gaming Facility, or to revenues received by SHINGLE SPRINGS after distribution from the Enterprise ("Tribal Distributions") or to assets purchased with Tribal Distributions, provided that SHINGLE SPRINGS shall waive sovereign immunity with respect to the Loan only to the extent provided in subsection (vii) of this Section.

          (iii) SHINGLE SPRINGS shall covenant not to encumber any of the assets of the Gaming Facility without KAR's prior written consent. However, SHINGLE SPRINGS shall have the right to grant subordinate security interests in Gaming Facility revenues, as well as first priority security interests in any Gaming Facility assets other than personal property purchases with the proceeds of the Loan, but only if such security interests are granted to secure loans made to and for the benefit of the Gaming Facility and KAR has been given at least thirty (30) days prior opportunity by SHINGLE SPRINGS to make such loans on similar financial terms. For purposes of this Agreement the assets of the Facility, as defined by Generally Accepted Accounting Principals shall not include SHINGLE SPRING's share of the distributable proceeds of the facility after they are transferred to SHINGLE SPRINGS's general account.

          (iv) The Loan shall not be assignable by either KAR or SHINGLE SPRINGS without the reasonable written consent of the non-assigning party. This restriction on assignment shall not be construed to impede a sale of KAR to a third party.

          (v) SHINGLE SPRINGS shall consent to arbitration, jurisdiction in state and federal court, and to State law as the law governing the Loan Agreement as provided for and limited by Article 14 of this Agreement.

          (vi) The Loan may be made directly by the Lender to SHINGLE SPRINGS, provided that the Loan is totally non-recourse to SHINGLE SPRINGS and otherwise conforms with the terms set forth in this
                Section 9.2.

          (vii) SHINGLE SPRINGS will waive sovereign immunity with respect to the Loan to the extent set forth in Article 14: (a) if KAR makes the Loan directly to SHINGLE SPRINGS, (b) if a Lender makes the Loan and KAR subsequently becomes the holder of the Loan, and (c) to reimburse KAR if KAR's guarantee of the Loan is called due to a payment default by SHINGLE SPRINGS; and upon execution of the Loan Agreement shall enter into an enforceable reimbursement agreement with KAR secured by a first security interest in Gaming Facility revenues (the "Security and Reimbursement Agreement") to secure repayment of the Loan (a) if KAR makes the Loan directly to SHINGLE SPRINGS, (b) if a Lender makes the Loan and KAR subsequently becomes the holder of the Loan through assignment or otherwise, to the extent of KAR's holding or participation in the Loan, and (c) to reimburse KAR if KAR's guarantee of the Loan is called due to a payment default by SHINGLE SPRINGS. The Security and Reimbursement Agreement shall be in the form attached hereto as Exhibit B.

     (viii) It shall be a condition of the loan commitment that a management agreement between SHINGLE SPRINGS and KAR in substantially the form of the Management Agreement, and this Development Agreement, be approved by the chairman of the NIGC.

     SECTION 9.3.   TRANSITION LOANS.   KAR shall make loans for the purposes
and as set forth in Section 9.1 and Section 9.4 (each a "Transition Loan") to SHINGLE SPRINGS, upon the terms set forth in the form of the promissory note attached hereto (the "Interim Promissory Note"). Each advance of funds to SHINGLE SPRINGS by KAR as part of any Transition Loan shall be evidenced by the Interim Promissory Note, duly authorized and executed by SHINGLE SPRINGS, setting forth the applicable terms of this Agreement. Payments under the Interim Promissory Note shall be repayable as unsecured, limited recourse, with an interest rate of a per annum variable rate no greater than the prime rate of Chase Manhattan Bank plus two percent (2%) or KAR's cost to borrow funds, whichever is lower, bearing obligations of SHINGLE SPRINGS payable solely out of Gaming Facility revenues, as provided in the Management Contract, in twelve
(12) equal monthly payments commencing on the 15th day of the month after the month in which the Commencement Date occurs.

     SECTION 9.4.   ADVANCES ON LOAN.   KAR will provide the following funds to
SHINGLE SPRINGS as advances on the Loan to be repaid with an interest rate of a per annum variable rate no greater than the prime rate of Chase Manhattan Bank plus two percent (2%) or KAR's cost to borrow funds, whichever is lower:

     (i) GAMING FACILITY SITE ACQUISITION FUNDS. For funding one or more Purchase Agreements, pursuant to Section 3.2.

     (ii)    SITE PLANNING AND DESIGN DEVELOPMENT.   KAR shall advance the
             funding for the work described in Articles 4, 5, and 6 of this Agreement performed prior to the Effective Date as provided in those Articles.

     SECTION 9.5. CESSATION OF PAYMENTS. In the event a Tribal-State compact is not entered into within two (2) years of the date of this Agreement, KAR, at its sole discretion, may terminate the payments being made under this Agreement until said compact has been completed.

                                       ARTICLE 10
                                      EXCLUSIVITY

     SECTION 10.1. EXCLUSIVITY REGARDING GAMING FACILITY. During the term of this Agreement, KAR shall have an exclusive relationship with SHINGLE SPRINGS regarding the development of the Gaming Facility.

     SECTION 10.2. EXCLUSIVITY. SHINGLE SPRINGS shall deal exclusively with KAR for commercial and gaming development as set forth in Exhibit A or other economic development that KAR deems feasible on existing or future Tribal Lands for a period beginning on the date of execution of this Agreement and ending upon termination of the Management Contract. Nothing contained herein shall be deemed to restrict KAR's gaming development activities related to commercial or Indian gaming.

                                       ARTICLE 11
                         REPRESENTATIONS, WARRANTIES, AND COVENANTS

     SECTION 11.1. REPRESENTATIONS AND WARRANTIES OF SHINGLE SPRINGS. SHINGLE SPRINGS represents and warrants to KAR as follows:

          (i) SHINGLE SPRINGS execution, delivery and performance of this Agreement, the Management Agreement, and Interim Promissory Note, and all other instruments and agreements executed in connection with this Agreement have been properly authorized by SHINGLE SPRINGS and do not require further approval.

          (ii) This Development Agreement, the Management Agreement, and Interim Promissory Note and all other instruments and agreements executed in connection with this Agreement have been properly executed, and once approved in accordance with Legal Requirements constitute SHINGLE SPRINGS's legal, valid and binding obligations, enforceable against SHINGLE SPRINGS in accordance with their terms.

          (iii) That with regards to the Development Agreement, the Management Agreement, the Interim Promissory Note, and all other instruments and agreements executed in connection with this Agreement, that SHINGLE SPRINGS shall not act or fail to act in any way whatsoever, directly or indirectly, to cause these Agreements to be amended, modified, canceled, or terminated, except pursuant to its express terms, or to cause KAR to be unable to perform its obligations or to develop the project as required or contemplated by these Agreements shall take all action necessary to ensure that these Agreements shall remain in full force and effect at all times.

SECTION 11.2  COVENANTS. The SHINGLE SPRINGS covenants and agrees as follows:

     (i) That promptly after the execution of this Agreement SHINGLE SPRINGS will take all steps necessary to negotiate an SHINGLE SPRINGS-State Compact with the State of California and adopt and obtain approval by the Chairman of the NIGC a gaming ordinance and that will meet the requirements of IGRA and the applicable regulations under IGRA and be consistent with the provisions of this Agreement, the Management Agreement, the Interim Promissory Note, and all other instruments and agreements executed in connection with this Agreement and not adversely affect the rights of KAR hereunder and thereunder. When adopting the Gaming Ordinance, SHINGLE SPRINGS will give KAR the opportunity to review and comment on the drafts thereof. Pursuant to the Gaming Ordinance, SHINGLE SPRINGS will promptly establish SHINGLE SPRINGS Regulatory Authority.

     (ii) SHINGLE SPRINGS agrees to enter into the Loan Agreement, and execute the Note and to take and perform such other actions as may be necessary to carry out the purposes of this Agreement, the Management Agreement, the Interim Promissory Note, and all other instruments executed in connection with this Agreement and the Related Agreements in accordance with the terms of the Compact, the legal requirements pertaining to the Tribal Lands, and factual particulars for development, construction and operation of the Gaming Facility for Class II & III Gaming.

     (iii) That during the term of this Development Agreement and the Management Agreement, SHINGLE SPRINGS shall not unnecessarily or in bad faith enact any law impairing the obligations of contracts entered into in furtherance of the financing, development, construction, operation and promotion of gaming on Tribal Lands. Neither the Tribal Council nor any committee, agency, board or other official body, and no officer or official of SHINGLE SPRINGS shall, by exercise of the police power or otherwise, act unnecessarily or in bad faith to modify, amend, or in any manner impair the obligations of contracts entered into by the Tribal Council or other parties in furtherance of the financing, development, construction, operation, or promotion of gaming on Tribal Lands without the written consent of the non-tribal parties to such contracts. SHINGLE SPRINGS warrants that any changes in Tribal law and any exercise of its police power in these areas shall be a good faith effort to ensure that gaming is conducted in a manner that adequately protects the environment, the public health and safety and the integrity of the Enterprise and to insure compliance with applicable law or to perform an essential governmental function of SHINGLE SPRINGS. Any such action or attempted action taken in violation of this warranty shall be void ab initio.


      (iv) That SHINGLE SPRINGS will waive sovereign immunity on the limited basis described in Article 14 with respect to the Loan (a) if KAR makes the Loan directly to SHINGLE SPRINGS, (b) if a Lender makes the Loan and KAR subsequently becomes the holder of the Loan through assignment or otherwise, to the extent of KAR's holding or participation in the Loan, and (c) to reimburse KAR if KAR's guarantee of the Loan is called due to a payment default by SHINGLE SPRINGS; and upon the Effective Date shall enter the Security and Reimbursement Agreement to secure repayment of the Loan (a) if KAR makes the Loan directly to SHINGLE SPRINGS, (b) if a Lender makes the Loan and KAR subsequently becomes the holder of the Loan though assignment or otherwise, to the extent of KAR's holding or participation in the Loan, (c) to reimburse KAR if KAR's guarantee of the Loan is called due to a payment default by SHINGLE SPRINGS;

      (v) That SHINGLE SPRINGS will waive sovereign immunity on the limited basis described in Article 14 and enter into the Security and Reimbursement Agreement to secure repayment of any amounts owing to KAR or its Affiliates pursuant to Section 13.3.

      (vi) That this Agreement, the Management Agreement, the Loan Agreement, the Note, the Interim Promissory Notes, the Security and Reimbursement Agreement, and each other contract contemplated by this Agreement shall be specifically enforceable in accordance with their respective terms.

      (vii) That in its performance of this Agreement, SHINGLE SPRINGS shall comply with all Legal Requirements.



     SECTION 11.3. REPRESENTATIONS AND WARRANTIES OF KAR. KAR represents and warrants to SHINGLE SPRINGS as follows:

      (i) KAR has the financial contacts, business acumen, experience and capability to make or secure all advances and loans to SHINGLE SPRINGS described in this Development Agreement.

      (ii) KAR's execution, delivery and performance of this Agreement and all other instruments and agreements executed in connection with this Agreement have been properly authorized by KAR and do not require further approval.

      (iii) This Agreement has been properly executed, and once approved in accordance with Legal Requirements, constitutes KAR's legal, valid and binding obligations are enforceable against KAR in accordance with its terms.

     (iv) There are no actions, suits or proceedings pending or threatened against or affecting KAR before any court or governmental agency that would in any material way affect KAR's ability to perform this Agreement.

     (v) That KAR shall not act in any way whatsoever, directly or indirectly, to cause this Agreement to be amended, modified, canceled, or terminated, except pursuant to its terms, and shall take all actions necessary to ensure that this Agreement shall remain in full force and effect at all times.

Section 11.4 COVENANTS. KAR covenants and agrees that in its performance of this Agreement, it will comply with all Legal Requirements.

                                   ARTICLE 12
                               EVENTS OF DEFAULT

     SECTION 12.1.  EVENTS OF DEFAULT BY SHINGLE SPRINGS.   KAR shall not be
obligated to loan SHINGLE SPRINGS any monies, provide the Loan commitment or make any advance on the Loan or otherwise perform its obligations under this Agreement pursuant to this Agreement if an Event of Default, as defined below, has occurred or if any of the representations and warranties made by SHINGLE SPRINGS in this Agreement would not be true if made on the date such fee payment or loan advance would otherwise be made. In addition, KAR shall not be obligated to make any loan advance to SHINGLE SPRINGS pursuant to this Agreement unless and until KAR receives the duly authorized and executed versions of the Management Agreement, the Security and Reimbursement Agreement, and the Interim Promissory Note. Each of the following shall be an "Event of Default":

     (i) SHINGLE SPRINGS shall fail to pay when due the Interim Promissory Note or any other indebtedness to KAR that SHINGLE SPRINGS owes or has guaranteed and such failure shall continue for twenty (20) days after KAR has given SHINGLE SPRINGS written notice of this Breach;

     (ii) Any event referred to in any Interim Promissory Note that permits KAR to declare the Interim Promissory Note due and payable shall occur;

     (iii) SHINGLE SPRINGS shall breach any of it's obligations under this Agreement and such breach shall continue for twenty (20) days after KAR gives SHINGLE SPRINGS written notice thereof.

     (iv) Any representation or warranty that SHINGLE SPRINGS has made under this Agreement or any other Related Agreement shall prove to have been untrue when made.

          (v) SHINGLE SPRINGS violates the provisions of Article 10 of the Agreement.

          (vi) SHINGLE SPRINGS commits any material breach of the Management Agreement or the Security and Reimbursement Agreement.

If any Event of default described in above occurs, KAR's commitments under this Agreement shall automatically terminate and any outstanding Interim Promissory Note and all of SHINGLE SPRINGS's other obligations to KAR under this Agreement and the Management Agreement shall immediately become due and payable and upon written notice to SHINGLE SPRINGS, declare KAR commitment to make advances under this Agreement terminated and/or declare the principal balance of each Interim Promissory Note and any accrued interest to be immediately due, and KAR may exercise any other rights and remedies available to KAR by law or agreement. KAR has the right to set off all sums owing by SHINGLE SPRINGS to KAR against all credits SHINGLE SPRINGS may have with, and any claims SHINGLE SPRINGS may have against KAR at any time after the Event of Default occurs.

     SECTION 12.2 EVENTS OF DEFAULT BY KAR. SHINGLE SPRINGS shall not be obligated to perform its obligations under this Agreement pursuant to this Agreement if an Event of Default, as defined below, has occurred or if any of the representations and warranties made by KAR in this Agreement would not be true if made on the date such performance would otherwise be due. Each of the following shall be an "Event of Default".

          (i) KAR shall fail to make advances required by this Agreement, and such failure shall continue for twenty (20) days after SHINGLE SPRINGS gives KAR written notice thereof;

          (ii) KAR shall breach any of KAR's obligations under this Agreement and such breach shall continue for twenty (20) days after SHINGLE SPRINGS gives KAR written notice thereof.

          (iii) Any representation or warranty that KAR has made under this Agreement or any other Related Agreement shall prove to have been untrue when made.

          (iv)  KAR violates the provisions of Article 11 of this Agreement.

          (v)   KAR shall be in material breach under the Management Agreement.

          (vi) has filed for relief under Title 11 of the United States Code or has suffered the filing of an involuntary petition under Title 11 which is not dismissed within one (1) year after filing;

          (vii) has a receiver appointed to take possession of all or substantially all of

               KAR's property; or

          (viii)    has suffered an assignment for the benefit of creditors.

If any Event of Default described in clause (iv) above occurs, SHINGLE SPRINGS's commitments under this Agreement shall automatically terminate. If any other Event of Default occurs, SHINGLE SPRINGS may, upon written notice to KAR, exercise any other rights and remedies available to SHINGLE SPRINGS by law or agreement. SHINGLE SPRINGS has the right to set off all sums owing by KAR to SHINGLE SPRINGS against all credits KAR may have with, and any claims KAR may have against, SHINGLE SPRINGS at any time after an Event of Default occurs.

                                   ARTICLE 13
                                  TERMINATION

     SECTION 13.1 VOLUNTARY TERMINATION. This Agreement may be terminated upon the mutual written consent and approval of the parties.

     SECTION 13.2. TERMINATION FOR CAUSE. Either party may terminate this Agreement if the other party commits or allows to be committed any material breach of this Agreement. A material breach of this Agreement means a failure of either party to perform any material duty or obligation on its part for any twenty (20) consecutive days after notice. Neither party may terminate this Agreement on grounds of material breach (not including any Event of Default) unless it has provided written notice to the other party of its intention to terminate this Agreement and the defaulting party thereafter fails to cure or take steps to substantially cure the default within thirty (30) days following receipt of such notice. The notice shall describe in detail the nature of he breach and the section of this Agreement alleged to have been violated. During the periods specified in the notice to terminate, either party may submit the matter to arbitration under Article 14 of this Agreement. The discontinuance or correction of a material breach shall constitute a cure thereof. In the event of any termination for cause, regardless of fault, KAR shall retain the right to repayment of unpaid principal and any interest on all monies loaned by it to SHINGLE SPRINGS whether pursuant to this Agreement or otherwise.

     SECTION 13.3 TERMINATION IF SHINGLE SPRINGS VIOLATES ARTICLE 10. If KAR terminates this Agreement because of a violation by SHINGLE SPRINGS of Article 10, SHINGLE SPRINGS, in addition to its obligations to KAR under the Interim Promissory Notes, agrees to repay KAR for all amounts advanced by KAR to SHINGLE SPRINGS, or for SHINGLE SPRINGS, pursuant to Article 9 of this Agreement, the Management Agreement or any other Related Agreement, that pursuant to this Agreement and SHINGLE SPRINGS agrees that its obligation to repay such amounts shall be subject to Section 14.1 regarding waiver of sovereign immunity by SHINGLE SPRINGS other provisions of Article 14, and a Security and Reimbursement Agreement pursuant to Section 11.2.

     SECTION 13.4 INVOLUNTARY TERMINATION DUE TO CHANGES IN LEGAL REQUIREMENTS. It is the understanding and the intention of the parties that the development, construction and operation of the Enterprise shall conform to and comply with all Legal Requirements. If during the term of this Agreement, the Enterprise or any material aspect of the Gaming contemplated by the parties pursuant to this Agreement is determined by the Congress of the United States, the United States Department of the Interior, the NIGC or the final judgment of a court of competent jurisdiction to be unlawful, the obligations of the parties hereto shall cease, and this Agreement shall be of no further force and effect; provided that:

          (i) Any money loaned to SHINGLE SPRINGS by or guaranteed by KAR shall be repaid to KAR immediately from Shingle Springs share of undistributed proceeds of the gaming Enterprise.

          (ii) SHINGLE SPRINGS shall retain its interest in the title (and any lease) to the Enterprise's assets, including all fixtures, supplies and equipment, subject to the rights of KAR under the Security and Reimbursement Agreement and subject to any requirements of any financing agreements.

     SECTION 13.5. REPAIR AND REPLACEMENT OF DAMAGED GAMING FACILITY. If the Gaming Facility is damaged, destroyed or condemned so that continued development and construction of Gaming cannot be or can no longer be continued at the Gaming Facility, the Gaming Facility shall be reconstructed if the insurance or condemnation proceeds are sufficient to restore or replace the Gaming Facility to a condition at least comparable to that before the casualty occurred. If KAR elects to reconstruct the Gaming Facility and if the insurance proceeds or condemnation awards are insufficient to reconstruct the Gaming Facility to such condition, KAR may, in its sole discretion, offer to loan such additional funds as are necessary to reconstruct the Gaming Facility to such condition and such funds shall, with the prior consent of the Tribal Council and NIGC, as appropriate, constitute a loan to the Enterprise, secured by the revenues from the Business and repayable upon such terms as may be agreed upon by the Tribal Council and KAR. Any loan provided for herein shall not be subject to the ceiling set forth in this Development Agreement. SHINGLE SPRINGS may also, in its sole discretion provided from SHINGLE SPRINGS funds or borrow from a third party such funds as are necessary to rebuild the Gaming Facility. In such event, these funds shall be treated as a tribal loan to the Enterprise and shall be repaid under such terms and conditions as the Tribal Council and KAR may agree upon. If the insurance proceeds are not sufficient and are not used to repair the Gaming Facility, and neither SHINGLE SPRINGS nor KAR wishes to provide the additional funds necessary to re-build and re-open the Gaming Facility, SHINGLE SPRINGS and KAR shall jointly adjust and settle any and all claims for such insurance proceeds or condemnation awards, and such proceeds or award shall be applied first, to the amounts due under the Note or Security and Reimbursement Agreement (including principal and interest); second, to any other loans; third, to any fees or costs owed to KAR pursuant to the Management Agreement; fourth, any surplus shall be distributed to SHINGLE SPRINGS.

     SECTION 13.6. TRIBE'S RIGHT TO TERMINATE AGREEMENT. SHINGLE SPRINGS may terminate this Agreement by written notice effective upon receipt if:

          (i) Any Federal or State authority objects to the performance by KAR of any obligation imposed on it under this Agreement and KAR has not cured the circumstance, if it is within its control to cure, giving rise to the objection to performance within one hundred twenty (120) days. SHINGLE SPRINGS's ability to terminate this Agreement pursuant to this provision shall be tolled during any contest by KAR of any such objection to its performance.

          (ii) SHINGLE SPRINGS has reason to believe that the performance by it or KAR of any obligation imposed under this Agreement may reasonably be expected to result in the breach of any Legal Requirement and the parties have been unable to agree upon a waiver of such performance within twenty (20) days of written notice given by SHINGLE SPRINGS.

          (iii) KAR's failure to make any payment to SHINGLE SPRINGS when due within the time specified in this Agreement after KAR has received twenty 20 days written notice of its failure to pay.

                                   ARTICLE 14
                               DISPUTE RESOLUTION

     14.1. GENERAL. The parties agree that binding arbitration pursuant to this Article 14 shall be the remedy for all disputes, controversies and claims arising out of this Development Agreement, Management Agreement, the Note, Loan Agreement, the Security and Reimbursement Agreement, any documents or agreements references by any of these documents, any agreements collateral thereto, or any notice of termination thereof, including without limitation, any dispute, controversy or claim arising out of any of these agreements. The parties intend that such arbitration shall provide final and binding resolution of any dispute, controversy or claim, and that action in any other forum shall be brought only if necessary to compel arbitration, or to enforce an arbitration award or order.

          (i) Each party agrees that it will use its best efforts to negotiate an amicable resolution of any dispute between KAR and SHINGLE SPRINGS arising from this Agreement. If SHINGLE SPRINGS and KAR are unable to negotiate an amicable resolution of a dispute within 14 days from the date of notice of the dispute pursuant to the notice section of this Agreement, or such other period as the parties mutually agree in writing, either party may refer the matter to arbitration as provided herein.

          (ii) The SHINGLE SPRINGS's election to terminate this Agreement is, however, final and conclusive and not subject to dispute resolution between the parties, but only if the NIGC makes a final determination that KAR is not suitable to hold a license. The parties recognize that minor revisions of contracts before the NIGC is routine, and an NIGC notice requesting revisions in the Agreement shall not be grounds for termination by SHINGLE SPRINGS unless KAR refuses to make the changes necessary to obtain NIGC approval.

     SECTION 14.2.  ARBITRATION

          SECTION 14.2.1. INITIATION OF ARBITRATION AND SELECTION OF ARBITRATORS. Arbitration shall be initiated by written notice by one party to the other pursuant to the notice section of this Agreement, and the Commercial Arbitration Rules of the American Arbitration Association shall thereafter apply. The arbitrators shall have the power to grant equitable and injunctive relief and specific performance as provided in this Agreement. If necessary, orders to compel arbitration or enforce an arbitration award may be sought before the United States District Court for the Eastern District of California and any federal court having appellate jurisdiction over said court. If the United States District Court for the Eastern District of California finds that it lacks jurisdiction, SHINGLE SPRINGS consents to be sued in a Court of competent jurisdiction. The arbitrator shall be a licensed attorney, knowledgeable in federal Indian law and selected pursuant to the Commercial Arbitration Rules of the American Arbitration Association.

          (i) CHOICE OF LAW. In determining any matter the Arbitrator shall apply the terms of this Development Agreement, without adding to, modifying or changing the terms in any respect, and shall apply federal and applicable State law.

          (ii) PLACE OF HEARING. All arbitration hearings shall be held at a place designated by the arbitrator in Sacramento, California.

          (iii) CONFIDENTIALITY. The parties and the arbitrator shall maintain strict confidentiality with respect to arbitration.

     14.3. LIMITED WAIVER OF SOVEREIGN IMMUNITY. SHINGLE SPRINGS expressly and irrevocably waives its immunity from suit as provided for and limited by this Section. This waiver is limited to SHINGLE SPRINGS's consent to all arbitration proceedings, and actions to compel arbitration and to enforce any awards or orders issuing from such arbitration proceedings which are sought solely in United States District Court for the Eastern District of California and any federal court having appellate jurisdiction over said court, provided that if the United States District Court for the Eastern District of California finds that it lacks jurisdiction, SHINGLE SPRINGS consents to be sued in a Court of competent jurisdiction. The arbitrators shall not have the power to award punitive damages.

          (i) TIME PERIOD. The waiver granted herein shall commence as of the Date of this Agreement and shall continue for one year following expiration, termination or cancellation of this Agreement, or termination of the Enterprise whichever is earlier, but shall remain effective for the duration of any arbitration, litigation or dispute resolution proceedings then pending, all appeals therefrom, and except as limited by this Section, to the full satisfaction of any awards or judgments which may issue from such proceedings, provided that an action to collect such judgments has been filed within one year of the date of the final judgment. Provided however, all collection action shall terminate six
                  (6) years after the final judgment.

         (ii) RECIPIENT OF WAIVER. This limited waiver is granted only to KAR and the Lender.

         (iii) LIMITATIONS OF ACTIONS. This limited waiver is specifically limited to the following actions and judicial remedies:

                  (a) DAMAGES. The enforcement of an arbitrator's award of money damages provided that the waiver does not extend beyond the assets specified in Subsection (g) below. No arbitrator or court shall have the authority or jurisdiction to order execution against any assets or revenues of the SHINGLE SPRINGS except as provided in this Section or to award any punitive damages against SHINGLE SPRINGS.

                  (b) CONSENTS AND APPROVALS. The enforcement of a determination by an arbitrator that SHINGLE SPRINGS's consent or approval has been unreasonably withheld contrary to the terms of this Agreement.

                  (c) INJUNCTIVE RELIEF AND SPECIFIC PERFORMANCE. The enforcement of a determination by an arbitrator that prohibits SHINGLE SPRINGS from taking any action that would prevent KAR from operating the Enterprise pursuant to the terms of this Agreement, or that requires the SHINGLE SPRINGS to specifically perform any obligation under this Agreement (other than an obligation to pay money which is protected by Subsection (g) below.

                  (d) ACTION TO COMPEL ARBITRATION. An action to compel or enforce arbitration or arbitration awards or orders pursuant to this Section.

                  (e) SERVICE OF PROCESS. In any litigation or arbitration service of process on SHINGLE SPRINGS shall be effective if made by certified mail return receipt requested to the Chairperson of SHINGLE SPRINGS at the Address set for in
                       Article 15.4 below.

                  (f) ENFORCEMENT. If enforcement of a judicial order or arbitration award becomes necessary by reason of failure of one or both parties to voluntarily comply, the parties agree that the matter may be resolved by entry of judgment on the award and enforcement as described herein. Without in any way limiting or expanding the provisions of this Section, SHINGLE SPRINGS expressly authorizes any governmental authorities which may lawfully exercise the right and duty to take any action authorized or ordered by any court to whom its sovereign immunity is waived pursuant to this Section, including without limitation, entering the Tribal Lands and Gaming Facility for the purpose of executing against any property subject to a security interest or otherwise giving effect to any judgment properly entered pursuant to this Section; provide however, that in no instance shall any enforcement of any kind whatsoever be allowed against any assets of SHINGLE SPRINGS other than the limited assets of SHINGLE SPRINGS specified in subjection (g) below.

          (g) LIMITATION UPON ENFORCEMENT. Damages awarded against SHINGLE SPRINGS or the Enterprise shall be satisfied solely from the distributable share of Net Revenues of SHINGLE SPRINGS from the Enterprise and the Net Revenues of, any other Commercial Development in conjunction with KAR of the kind contemplated and the Net Revenues of any future gaming business of any kind which is operated by or for SHINGLE SPRINGS, whether or not operated under this Agreement, provided, however, that this limited waiver of sovereign immunity shall terminate with respect to the collection of any Net Revenues transferred from the accounts of any of these businesses to SHINGLE SPRINGS or SHINGLE SPRINGS bank account in the normal course of business. In no instance shall any enforcement of any kind whatsoever be allowed against any assets of SHINGLE SPRINGS other than those specified in this subsection.

                                   ARTICLE 15
                                    GENERAL


     SECTION 15.1. NATURE OF AGREEMENT. This Agreement is not intended as a Management Agreement and shall not be construed as a "management agreement" within the meaning of the IGRA.

     SECTION 15.2. KAR'S INTEREST IN THE GAMING FACILITY. Nothing contained herein grants or is intended (i) to grant KAR a titled interest to the Gaming Facility, or (ii) in any way to impair SHINGLE SPRING's sole proprietary interest in the Enterprise.

     SECTION 15.3. SITUS OF THE AGREEMENT. This Agreement and any Interim Promissory Note shall be deemed entered into in California.

     SECTION 15.4. NOTICE. Any notice required to be given pursuant to this Agreement shall be delivered to the appropriate party by Certified Mail Return Receipt Requested, addressed as follows:

If to SHINGLE SPRINGS:   Jim Adams
                         Shingle Springs of Band of Miwok Indians
                         P.O. Box 1340
                         Shingle Springs, California 95682
                         Attn.: Chairperson

                         Copies to:

                         Phillip E. Thompson
                         Thompson Associates
                         2307 Thornknoll Drive
                         Suite 100
                         Fort Washington, MD 20744

If to KAR:               Kevin M. Kean
                         Kean Argovitz Resorts - Shingle Springs, LLC
                         11999 Katy Frwy., Suite 322
                         Houston, Texas 77079

                         Copies to:

                         Jerry Argovitz
                         Kean Argovitz Resorts - Shingle Springs, LLC
                         11999 Katy Frwy., Suite 322
                         Houston, TX 77079

or to such other different address(es) as KAR or SHINGLE SPRINGS may specify in writing. Any such notice shall be deemed given two days following deposit in the United States mail or upon actual delivery, whichever first occurs.

     SECTION 15.5. RELATIONSHIP. KAR and SHINGLE SPRINGS shall not be construed as joint venturers or partners of each other by reason of this Agreement and neither shall have the power to bind or obligate the other except as set forth in this Agreement.

     SECTION 15.6. FURTHER ACTIONS. The SHINGLE SPRINGS and KAR agree to execute all contracts, agreements and documents and to take all actions necessary to comply with the provisions of this Agreement and the intent hereof.

     SECTION 15.7. WAIVERS. No failure or delay by KAR or SHINGLE SPRINGS to insist upon the strict performance of any covenant, agreement, term or condition of this Agreement, or to exercise any right or remedy consequent upon the breach thereof, shall constitute a waiver of any such breach or any subsequent breach of such covenant, agreement, term or condition. No covenant, agreement, term, or condition of this Agreement and no breach thereof shall affect or alter this Agreement, but each and every covenant, agreement, term and condition of this Agreement shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

     SECTION 15.8. CAPTIONS. The captions of each article, section and subsection contained in this Agreement are for ease of reference only and shall not affect the interpretational meaning of this Agreement.

     SECTION 15.9. THIRD PARTY BENEFICIARY. This Agreement is exclusively for the benefit of the parties hereto and it may not be enforced by any party other than the parties to this Agreement and shall not give rise to liability to any third party other than the authorized successors and assigns of the parties hereto.

     SECTION 15.10. SURVIVAL OF COVENANTS. Any covenant, term or provision of this Agreement which, in order to be effective, must survive the termination of this Agreement, shall survive any such termination.

     SECTION 15.11. ESTOPPEL CERTIFICATE. KAR and SHINGLE SPRINGS agree to furnish to the other party, from time to time upon request, an estoppel certificate in such reasonable form as the requesting party may request stating whether there have been any defaults under this Agreement known to the party furnishing the estoppel certificate.

     SECTION 15.12. PERIODS OF TIME. Whenever any determination is to be made or action is to be taken on a date specified in this Agreement, if such date shall fall on a Saturday, Sunday or legal holiday under the laws of SHINGLE SPRINGS or the State of California, then in such event said date shall be extended to the next day which is not a Saturday, Sunday or legal holiday.

     SECTION 15.13. GOVERNMENTAL SAVINGS CLAUSE. Each of the parties agrees to execute, deliver, and, if necessary, record any and all additional instruments, certifications, amendments, modifications and other documents as may be required by the United States Department of the Interior, Bureau of Indian Affairs, the office of the Field Solicitor, the NIGC, or any applicable statute, rule or regulation in order to effectuate, complete, perfect, continue or preserve the respective right, obligations, liens and interests of the parties hereto to the fullest extent permitted by law; provided, that any such additional instrument, certification, amendment, modification or other document shall not materially change the respective rights, remedies or obligations of SHINGLE SPRINGS or KAR under this Agreement or any other agreement or document related hereto.

     SECTION 15.14. SUCCESSORS AND ASSIGNS. The benefits and obligations of this Agreement shall inure to and be binding upon the parties hereto and their respective successors and assigns. SHINGLE SPRINGS prior written consent shall be required for KAR to assign any of its rights, said consent shall not be unreasonably withheld hereunder, and, if necessary the Secretary of the Interior or the chairman of the NIGC approves, and that any such assignee agrees to be bound by the terms and conditions of this Agreement. The acquisition of KAR by a third party shall not constitute an assignment of this Agreement by KAR subject to the approval of SHINGLE SPRINGS, which approval shall not be unreasonably withheld. The SHINGLE SPRINGS shall, without the consent of KAR, but subject to approval by the Secretary of the Interior or the Chairperson of the NIGC or his authorized representative, if required, have the right to assign this Agreement and the assets of the Enterprise to an instrumentality of the SHINGLE SPRINGS or to a corporation wholly owned by SHINGLE SPRINGS organized to conduct the business of the Project and Enterprise for SHINGLE SPRINGS that assumes all obligations herein. Any assignment by the SHINGLE SPRINGS shall not prejudice the rights of KAR under this Agreement. No assignment authorized hereunder shall be effective until all necessary governmental approvals have been obtained.

     SECTION 15.15 SEVERABILITY. If any provision, or any portion of any provision, of this Agreement is found to be invalid or unenforceable, such unenforceable provision, or unenforceable portion of such provision, shall be deemed severed from the remainder of this Agreement. If any provision, or any portion of any provision, of this Agreement is deemed invalid due to its scope or breadth, such provision shall be deemed valid to the extent of the scope or breadth permitted by law. If, however, any material part of a party's rights under this Agreement or the Management Agreement shall be declared invalid or unenforceable (specifically including KAR right to receive its management fees or SHINGLE SPRINGS's right to receive payments for loans from KAR) the party whose rights have been declared invalid or unenforceable shall have the option to terminate this Agreement upon thirty (30) days' written notice to the other party, without liability on the part of the terminating party, but KAR shall retain the right to repayment of unpaid principal and interest on all monies loaned to it by SHINGLE SPRINGS whether pursuant to this Agreement or otherwise.

     SECTION 15.16 ENTIRE AGREEMENT. This Agreement (together with the Exhibits and Management Agreement of even date herewith) sets forth the entire agreement between the parties hereto with respect to the subject matter hereof. All agreements, covenants, representations, and warranties, express or implied, oral or written, of the parties with respect to the subject matter hereof are contained herein. No other agreements, covenants, representations, or warranties, express or implied, oral or written have been made by any party to the other with respect to the subject matter of this Agreement. All prior and contemporaneous conversations, discussions, negotiations, possible and alleged agreements and representations, covenants and warranties with respect to the subject matter hereof, are waived, merged herein and superseded hereby. Each party affirmatively represents that no promises have been made to that party which are not contained in this Agreement, the Management Agreement, and the Exhibits, and stipulates that no evidence of any promises not contained in this Agreement, the Management Agreement, and the Exhibits, shall be admitted into evidence on their behalf. This Agreement shall not be supplemented, amended or modified by any course of dealing, course of performance or uses of trade and may only be amended or modified by a written instrument duly executed by officers of both parties.

                                      ARTICLE 16
                                   INDEMNIFICATION

     SECTION 16.1 INDEMNITY. SHINGLE SPRINGS hereby agrees to indemnify and will hold KAR harmless from and against any and all claims, demands, liabilities, actions, damages, costs, charges and expenses (including attorney fees) as a consequence, direct or indirect of SHINGLE SPRINGS's association including but not limited to Chris Anderson, Sharp Image Gaming, Excelsior Gaming or any other party which may have claims against SHINGLE SPRINGS. The Coushatta Indian Tribe of Louisiana and Lakes Gaming, Inc. shall be excluded.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                   ARTICLE 17
                               TRIBAL RESOLUTION

     SECTION 17.1 TRIBAL RESOLUTION. SHINGLE SPRINGS Tribal Council has given the Tribal Chairperson authority to enter into this Agreement, the Management Agreement, the Interim Promissory Note and all other instruments and agreements executed in connection with this Agreement.

                                   SHINGLE SPRINGS OF BAND OF MIWOK INDIANS

                                   By: /s/ Jim Adams
                                       ----------------------
                                       Jim Adams, Chairman


                                   KEAN ARGOVITZ RESORTS - SHINGLE SPRINGS, LLC.


                                   By: /s/ Kevin M. Kean
                                       ----------------------
                                       Kevin M. Kean, President

                                   EXHIBIT A
                        PRELIMINARY PROJECT DESCRIPTION

According to the preliminary plan, the Gaming Facility should contain the following components in order to fully capture the potential market demand:

-    120,000 square feet of building space.
- 3,000 compacted gaming devices and 40 table games (assuming allowed by (Compact).
-    Parking garage and flat parking with 1,500 spaces.
-    Specialty restaurant.
-    Food buffet restaurant.
-    24 hour coffee shop.
-    Snack bar.
-    Retail area.
-    Multi-purpose entertainment, bingo and convention facility.
-    Meeting rooms.
-    Child care facility.
-    Video arcade facility.
-    Administrative offices.
-    Regulatory authority.
-    300 Room hotel with indoor pool & fitness facility.
-    RV Park.
-    Convenience Store/Gas Station.
-    Acquire Additional land for the SHINGLE SPRINGS.

                                   EXHIBIT B
                      SECURITY AND REIMBURSEMENT AGREEMENT

THIS AGREEMENT is made and entered into as of the 11 day of June, 1999 by and among the SHINGLE SPRINGS OF BAND OF MIWOK INDIANS, a federally recognized Indian Tribe, and its permitted successors and assigns ("SHINGLE SPRINGS") P.O. Box 1340, SHINGLE SPRINGS, California 95682; and Kean Argovitz Resorts - Shingle Springs, LLC., a Nevada limited liability company, with offices at 11999 Katy Frwy., Suite 322, Houston, TX 77079 ("KAR"), referred to herein as "Guarantors".


                                    RECITALS

A. SHINGLE SPRINGS is a federally recognized Indian tribe and possesses sovereign governmental powers over the Tribal Lands, and is held in trust by the United States of America for the benefit of the SHINGLE SPRINGS OF BAND OF MIWOK INDIANS.

B. SHINGLE SPRINGS desires to build a gaming facility on the Tribal Lands (the "Gaming Facility").

C. SHINGLE SPRINGS intends to finance construction of the Gaming Facility with up to $100,000,000 of unsecured non-recourse debt (the "Lender Financing").

D. ("________") has or will issue a conditional commitment for the Lender Financing (the "Commitment"), requiring, among other things, that Guarantors guaranty to the holders of the Lender Financing certain matters, including the complete and unconditional guaranty of the payment of the Lender Financing. Such guaranty is referred to as the "Guaranty".

E. The obligations of SHINGLE SPRINGS to make any payments under this Agreement are limited to the same extent as the obligations of SHINGLE SPRINGS are limited under the agreements and documents evidencing the Lender Financing (the "Loan Documents"). Recourse under this Agreement is limited to the Collateral and the proceeds, if any, realized by the Guarantors upon the disposition thereof, and SHINGLE SPRINGS shall not be obligated to apply any other assets or revenues to the payment or performance of its obligations hereunder.

F. Guarantors require, as a condition to the issuance of the Guaranty, among other things: (i) that SHINGLE SPRINGS agree to reimburse, indemnify and hold harmless from and against all amounts Guarantor may be called on to pay under the Guaranty; and (ii) that SHINGLE SPRINGS agrees, that all amounts due and owing under this Agreement will be evidenced by the agreements, instruments and documents evidencing the Lender Financing.

G. KAR and SHINGLE SPRINGS have signed an agreement of even date herewith providing for the management of a gaming enterprise (the "Enterprise") at the Gaming

     Facility by KAR (the "Management Agreement") (and performance of the Management Agreement by KAR has been guaranteed by KAR and SHINGLE SPRINGS have signed an agreement of even date regarding development, financing and construction of the Gaming Facility (the "Development Agreement"). All capitalized terms in this Securities and Reimbursement Agreement not otherwise defined herein shall have the definitions set forth in the Management Agreement.

H. Guarantors have required, as a condition to the execution by them of the Development Agreement, that SHINGLE SPRINGS execute this Security and Reimbursement Agreement to secure repayment to the Guarantors of certain loans and advances to and on behalf of SHINGLE SPRINGS to be made pursuant to the Development Agreement.

I. Guarantors and SHINGLE SPRINGS wish, by the execution hereof, to set forth their agreements in regard to the Guaranty.

                                   AGREEMENT

     NOW THEREFORE, in consideration of TEN DOLLARS ($10.00), the issuance of the Guaranty, and other good valuable consideration, the receipt and sufficiency of which is acknowledged, Owner and Guarantors hereby agree as follows:

     1. SECURITY ("COLLATERAL"). As security for the full and punctual payment and performance of SHINGLE SPRINGS's obligations under this Agreement, SHINGLE SPRINGS irrevocably grants, pledges and assigns, subject to the terms of this Agreement, a continuing lien on and security interest in, the distributable share of Total Net Revenues of SHINGLE SPRINGS from the Enterprise, the distributable share of Total Net Revenues any other Tribal gaming business of the kind contemplated and the distributable share of Total Net Revenues of any future gaming business of any kind which is operated by or for SHINGLE SPRINGS, whether or not operated under an Agreement with KAR, provided, however, that these funds shall cease to be collateral for this Agreement when they are transferred from the accounts of any of these Businesses to SHINGLE SPRINGS or SHINGLE SPRINGS's bank account in the normal course of business. In no instance shall any enforcement of any kind whatsoever be allowed against any assets of SHINGLE SPRINGS other than those specified in this subsection. Provided, however, that the security interest and lien on the Collateral granted hereunder
(i) shall not be deemed to exist unless and until the Guaranty has been called and the Guarantors have purchased the Lender Financing or the Guarantors has made a loan or advance pursuant to the Development Agreement that is to be secured by this Security and Reimbursement Agreement, SHINGLE SPRINGS recognizes that Guarantors will be required by the holders of the Lender Financing, to purchase the Lender Financing ("Loan Documents") on demand. SHINGLE SPRINGS agrees if the Guaranty is called and Guarantors purchase the Lender Financing, then all amounts from time to time owed by SHINGLE SPRINGS to Guarantors, or either of them, under this Agreement shall thereupon be secured by this Agreement as advances made to protect the Collateral. As an inducement to Guarantors to deliver the Guaranty, and recognizing that Guarantors will rely hereupon, SHINGLE SPRINGS agrees that, in the event Guarantors or any of their affiliates acquires the Lender Financing, no defense, set-off, counterclaim or other claim whatsoever

(collectively "claims") will be made against Guarantors or their affiliates based upon the acts or omissions of the Lender and/or any prior holder(s) of the Loan Documents, and the sole remedy for such acts or omissions shall be a separate action against the Lender and/or such holder(s) for damages.

     2. NOTICE OF GUARANTY PAYMENTS. Guarantors shall notify SHINGLE SPRINGS of each payment made under the Guaranty (each, a "Guaranty Payment," and collectively, the "Guaranty Payments") in the manner provided in Section 14 of this Agreement.

     3. INDEMNITY BY SHINGLE SPRINGS - GUARANTY. With respect to the Loan Documents, SHINGLE SPRINGS indemnifies Guarantors and holds Guarantors harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including without limitation all Guaranty Payments, costs of legal contests, and all attorneys' fees and allocated costs of internal counsel) that Guarantors, may incur or be subject to as a consequence, direct or indirect, of the issuance, performance, or contest of the Guaranty.

Payment of all such amounts by SHINGLE SPRINGS shall, unless otherwise specified in this Agreement, be made as follows:

     (i) The principal amounts advanced and outstanding shall be due and payable on the maturity dates set forth in the Loan Documents, notwithstanding any acceleration by the Lender; and one day following the maturity of the Lender Financing; and

     (ii) Interest shall be calculated daily on the principal amount owed and outstanding from the date of its advance to the date of its repayment at a rate equal to that set forth in the Lender Financing; and shall be due and payable monthly on the first day of each calendar month from the date hereof until Maturity.

     4. OBLIGATIONS ABSOLUTE. The obligations of SHINGLE SPRINGS to Guarantors are unconditional, irrevocable and continuing until paid and performed in full, and shall be paid and performed in strict accordance with the terms of this Agreement under all circumstances, including without limitation, the following:

     (i)  Any lack of validity or enforceability of any Guaranty;

     (ii) The existence of any claim, set-off, defense or other right that SHINGLE SPRINGS may have at any time against any Guarantor, or any affiliate of any Guarantor, or against Lender or any other lender participating in the Lender Financing (or any persons or entities for whom any such party may be acting), or against any other person or entity, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction;

            (i) Any other circumstance or happening whatsoever.

     5. RIGHTS OF GUARANTORS. The Guarantors, may, at any time and from time to time, without consent of or notice to SHINGLE SPRINGS, and without incurring responsibility to SHINGLE SPRINGS, and without impairing or releasing the obligations of SHINGLE SPRINGS hereunder:

     (i) Exercise or refrain from exercising any rights against SHINGLE SPRINGS, the collateral (or any other collateral or guaranty which may otherwise secure the repayment of liabilities of the Guarantors under the Guaranty) or otherwise act or refrain from acting (or consent to any such action or inaction); and

     (ii) Apply any sums by whomsoever paid, or howsoever realized, to any liability or liabilities of SHINGLE SPRINGS hereunder (or under any other agreements, instruments or documents which may hereafter be acquired to secure repayment of the liabilities of the Guarantors under the Guaranty), regardless of what liabilities or liabilities of SHINGLE SPRINGS remain unpaid so long as such payments are consistent with the priority of payments set forth in the Development and Construction Agreement and/or the Management Agreement.

     6. REPRESENTATIONS AND WARRANTIES. SHINGLE SPRINGS represents and warrants to Guarantors as follows:

     (i) SHINGLE SPRINGS is a federally recognized Indian tribe recognized as eligible by the Secretary of the Interior for the special programs and services provided by the United States to Indians because of their status as Indians and is recognized as possessing powers of self-government.

     (ii) SHINGLE SPRINGS has all requisite power and authority to execute, deliver and perform this Agreement.

     7. TRANSFER OF COLLATERAL. Except as to any Lender Financing, and except as allowed pursuant to the Loan Agreement and the Development Agreement, no Collateral shall be sold, transferred, assigned, pledged, made subject to any other security interest, or otherwise disposed of or encumbered (each, a "Transfer") without the express prior written consent of Guarantors. Any Transfer in violation of this Agreement shall be null and void, ab initio.

     8. EVENTS OF DEFAULT. An "Event of Default" shall exist if any of the following shall have occurred:

     (i) SHINGLE SPRINGS shall fail to comply with any of the covenants or agreements made by it in this Agreement and such failure shall not be remediable, or if remediable, such failure shall have continued unremedied for ten (10) days after written notice thereof has been given to SHINGLE SPRINGS by any Guarantor.

     (ii) Any representation or warranty made by SHINGLE SPRINGS in this Agreement shall fail to have been correct or shall have been misleading in any material respect on the date made or as of the time recited; or

     (iii) SHINGLE SPRINGS shall have defaulted in any of its obligations with respect to: (1) the Loan documents and maturity of the debt evidenced thereby shall have been accelerated; (2) the Development Agreement or (3) any agreement entered into with respect to the Gaming Facility by and between SHINGLE SPRINGS and any Guarantor or affiliate of any Guarantor.

     9. REMEDIES. If an Event of Default shall occur, and if the Guarantors, or any of them, shall have purchased the Lender Financing under one or more of the Guaranties, the Guarantors, shall have, in addition to its other rights, all rights of the Lender under the Loan Documents. All amounts advanced by, or on behalf of, the Guarantors, in exercising rights under this Agreement (including but not limited to legal expenses and disbursements incurred in connection therewith, and fees and costs of preparing for and consummating any sale of the Collateral), together with interest thereon from the date of such advance at the applicable rate allowed by the Loan Documents, shall be payable by SHINGLE SPRINGS, on demand, and shall be secured by the Collateral.

     10. RECEIPT OF SALES PROCEEDS. Upon any sale of the Collateral by the Guarantors (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Guarantors or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over the Guarantors or such officer or be answerable in any way for the misapplication or non-application thereof.

     11. APPLICATION OF COLLATERAL. All proceeds of any Collateral now or at any time hereafter received or retained by the Guarantors pursuant to this Agreement (including without limitation, any proceeds from the sale of the Collateral, and all distributions, dividends and other payments received by the Guarantors in respect of the Collateral) shall be applied: (i) first, to the payment of any costs incurred in the enforcement of or exercise of rights under this Agreement; (ii) second, to the payment of accrued and unpaid interest;
(iii) third, to the payment of the principal amount owned; and (iv) fourth, to SHINGLE SPRINGS or otherwise as directed by a court of competent jurisdiction. If obligations of SHINGLE SPRINGS are due and unpaid under more than one Guaranty, Guarantors may apply such proceeds to the unsatisfied Guaranty in such order as they may, in their sole discretion, determine.

     12.     WAIVERS; MODIFICATIONS.

     (i) No failure or delay on the part of the Guarantors to insist on strict performance in exercising any privilege, right or remedy shall operate as a waiver thereof or a waiver of any term, provision or condition hereof, nor shall any single or partial exercise of any privilege, right or remedy preclude any other or further exercise thereof or the exercise of any other privilege, right or remedy.

     (ii) A waiver in one or more instances of any of the terms, covenants, conditions or provisions hereof shall apply to the particular instance or instances and at the particular time or times only, and no such waiver shall be deemed a continuing waive, but all of the terms, covenants, conditions and other provisions of this Agreement shall survive and continue to remain in full force and effect; and no waiver shall be effective unless in writing, dated and signed by the Guarantors.

     (iii) No change, amendment, modification, cancellation or discharge hereof, shall be valid unless in writing, dated and signed by the party against whom such change, amendment, modification, cancellation or discharge is sought to be charged.

     13. REMEDIES CUMULATIVE. All rights and remedies afforded to the parties hereto by reason of this Agreement are separate and cumulative remedies, and shall be in addition to all other rights and remedies in favor of such parties existing at law or in equity or otherwise. No one of such remedies, whether or not exercised by any such party, shall be deemed to exclude, limit or prejudice the exercise of any other legal or equitable remedy or remedies available to such parties so long as same fall within the scope of those provided in the Management Agreement and/or the Development Agreement between SHINGLE SPRINGS and Guarantors.

     14. NOTICES. All notices, demands, requests, and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given: (i) when presented personally; or (ii) one (1) business day after delivery to a commercial overnight courier service; or (iii) three (3) business days after mailing with the United States Postal service, postage prepaid, certified mail, return receipt requested; in each case addressed or delivered, in the case of personal presentation, to the respective party, as the case may be, at the following address, or such other address any party may from time to time designate by written notice to the others as herein required.

     If to the Guarantors:         Kean Argovitz Resorts - Shingle Springs, LLC
                                   11999 Katy Frwy., Suite 322
                                   Houston, TX 77079
                                   Attn: Kevin Kean

     With simultaneous copies to:  Kean Argovitz Resorts - Shingle Springs, LLC
                                   11999 Katy Frwy., Suite 322
                                   Houston, TX 77079
                                   Attn.: Dr. Jerry Argovitz

     If to SHINGLE SPRINGS:        Jim Adams, Chairman
                                   Shingle Springs of Band of Miwok Indians
                                   P.O. Box 1340
                                   Shingle Springs, California 95682

     With simultaneous copies to:   Phillip E. Thompson
                                    Thompson Associates
                                    2307 Thornknoll Drive
                                    Suite 100
                                    Fort Washington, MD 20744


     15. SUCCESSORS AND ASSIGNS. The benefits and obligations of this Agreement shall inure to and be binding upon the parties hereto and their respective successors and permitted assigns. SHINGLE SPRINGS's consent shall not be required for Guarantors to assign any of their rights, interests or obligations as Guarantors hereunder to any parent, subsidiary or affiliate of Guarantors or their successor corporations, provided that the Secretary of the Interior approves and that any such assignee agrees to be bound by the terms and conditions of this Agreement. The acquisition of the Guarantors or their parent company by a third party shall not constitute an assignment of this Agreement by Guarantors and this Agreement shall remain in full force and effect between SHINGLE SPRINGS and Guarantors. This Agreement may be assigned by the Guarantors, subject to approval by SHINGLE SPRINGS, which approval shall not be unreasonably withheld, and by the Secretary of the Interior or his authorized representative after a complete background investigation of the proposed assignee. SHINGLE SPRINGS shall, without the consent of the Guarantors have the right to assign this Agreement and the assets of the Enterprise to an instrumentality of SHINGLE SPRINGS or to a corporation wholly owned by SHINGLE SPRINGS organized to conduct the business of the Enterprise for SHINGLE SPRINGS that assumes all obligations herein. Any assignment by SHINGLE SPRINGS shall not prejudice the rights of the Guarantors under this Agreement. No assignment authorized hereunder shall be effective until all necessary government approvals have been obtained.

     16. GUARANTORS NOT BOUND. Nothing herein shall be construed to make the Guarantors liable as partners of SHINGLE SPRINGS, and the Guarantors, by virtue of this Agreement, shall not have any of the duties, obligations or liabilities of a partner of SHINGLE SPRINGS.

     17. SEVERABILITY. All rights, powers and remedies provided herein may be exercised only to the extent that the exercise thereof does not violate any applicable law, and are intended to be limited to the extent necessary so that they will not render this Agreement invalid or unenforceable. If any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, but the balance of this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been included.

     18. FURTHER ASSURANCES. SHINGLE SPRINGS shall, at any time and from time to time after the execution and delivery of this Agreement, within ten (10) days after request by the Guarantors, execute, acknowledge and deliver such further conveyances, assignments, agreements and instruments of further assurance and other documents and do such further acts and things as the Guarantors may reasonably request and are reasonably necessary in order to: (i) carry into effect the purposes of this Agreement following the acquisition thereof, or (ii) extend the lien of this Agreement to secure all amounts due and payable by SHINGLE SPRINGS under this Agreement; (iii) further assure and confirm unto the Guarantors their rights, privileges and remedies under this Agreement and under the Loan Documents.

     SHINGLE SPRINGS also authorizes the Guarantors to file financing statements without their signatures, if lawful. If Guarantors shall file any financing statement without the signature of SHINGLE SPRINGS, Guarantors shall deliver a copy of such financing statement to the affected party after the filing thereof.

     19. RELEASE. The lien on and security interest in all of the Collateral shall automatically be released and terminated and no longer be of force and effect upon absolute and unconditional release or satisfaction of the Guaranty and payment in full of any unreimbursed loss or cost whatsoever incurred by Guarantors pursuant thereto.

     20. GOVERNING LAW; INTEGRATION. This Agreement shall be governed by and construed enforced in accordance with the laws of the State of California without regard to the conflicts or choice of laws rules of California State, except to the extent provided by any mandatory provisions of applicable law.

     21. BUSINESS DAY EXTENSION. In the event any time period or any date provided in this Agreement ends or falls on a day other than a business day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding business day with the same force and effect as if made on such other day. "Business day" shall mean each Monday through and including Friday excluding only days upon which banks are authorized to be closed for business in the state of California.

     22. INDEMNIFICATION. SHINGLE SPRINGS shall indemnify and hold the Guarantors harmless from and against any and all defenses, losses, expenses, liabilities and claims arising from any breach by SHINGLE SPRINGS of its respective obligations hereunder. SHINGLE SPRINGS shall also reimburse the Guarantors for all costs and expenses (including fees of outside or internal counsel) incurred by or on behalf of the Guarantors in enforcing SHINGLE SPRINGS's obligations under this Agreement.

     23. DISPUTE RESOLUTION.

         23.1. GENERAL. The parties agree that binding arbitration pursuant to this Section 24 shall be the remedy for all disputes, controversies and claims arising out of this Agreement, the Development Agreement, Management Agreement, the Note, Loan Agreement, any other Security and Reimbursement Agreement, any documents or agreements referenced by any of these documents, any agreements collateral thereto, or any notice of termination thereof, including without limitation, any dispute, controversy or claim arising out of any of these agreements. The parties intend that such arbitration shall provide final and binding resolution of any dispute, and that action in any other forum shall be brought only if necessary to compel arbitration, or to enforce an arbitration award or order.

     (i) Each party agrees that it will use its best efforts to negotiate an amicable resolution of any dispute between KAR and SHINGLE SPRINGS arising from this Agreement. If SHINGLE SPRINGS and KAR are unable to negotiate an amicable resolution of a dispute within 14 days from the date of notice of the dispute pursuant to the notice section of the Development Agreement, or such other period as the parties mutually agree in writing, either party may refer the matter to arbitration as provided for in this Section.

     (ii) SHINGLE SPRINGS's election to terminate this Agreement is, however, final and conclusive and not subject to dispute resolution between the parties, but only if the NIGC makes a final determination that KAR is not suitable to hold a license. The parties recognize that minor revisions of contracts before the NIGC is routine, and an NIGC notice requesting revisions in the Agreement shall not be grounds for termination by SHINGLE SPRINGS unless KAR refuses to make the changes necessary to obtain NIGC approval.

23.2. ARBITRATION

     23.2.1 INITIATION OF ARBITRATION AND SELECTION OF ARBITRATORS. Arbitration shall be initiated by written notice by one party to the other pursuant to the notice section of the Development Agreement, and the Commercial Arbitration Rules of the American Arbitration Association shall thereafter apply. The arbitrators shall have the power to grant equitable and injunctive relief and specific performance as provided in this Agreement. If necessary, orders to compel arbitration or enforce an arbitration award may be sought before the United States District Court for the Eastern District of California and any federal court having appellate jurisdiction over said court. If the United States District Court for the Eastern District of California finds that it lacks jurisdiction, SHINGLE SPRINGS consents to be sued in a court of competent jurisdiction. The arbitrator shall be a licensed attorney knowledgeable in federal Indian law and selected pursuant to the Commercial Arbitration Rules of the American Arbitration Association.

     (i) CHOICE OF LAW. In determining any matter the Arbitrator(s) shall apply the terms of this Agreement, without adding to, modifying or changing the terms in any respect, and shall apply California law.

     (ii) PLACE OF HEARING. All arbitration hearings shall be held at a place designated by the arbitrator(s) in Sacramento, California.

     (iii) CONFIDENTIALITY. The parties and the arbitrator(s) shall maintain strict confidentiality with respect to arbitration.

     24. LIMITED WAIVER OF SOVEREIGN IMMUNITY. SHINGLE SPRINGS expressly and irrevocably waives its immunity from suit as provided for and limited by this Section. This waiver is limited to SHINGLE SPRING's consent to all arbitration proceedings, and actions to compel arbitration and to enforce any awards or orders issuing from such arbitration proceedings which are sought solely in United States District Court for the Eastern District of California and any federal court having appellate jurisdiction over said court, provided that if the United States District Court for the Eastern District of California finds that it lacks jurisdiction, SHINGLE SPRINGS consents to such actions in a court of competent jurisdiction. This consent to State Court jurisdiction shall only apply if KAR exercises reasonable efforts to argue for the jurisdiction of the federal court over said matter. The arbitrators shall not have the power to award punitive damages.

     (i) TIME PERIOD. The waiver granted herein shall commence as of the Effective Date of this Agreement and shall continue for one year following expiration, termination or cancellation of this Agreement, or termination of the Enterprise and shall remain effective for the duration of any arbitration, litigation or dispute resolution proceedings then pending, all appeals therefrom, and except as limited by this Section through the satisfaction of any awards or judgments which may issue from such proceedings, provided that an action to collect such judgment has been filed within one year of the date of the final judgment.

     (ii) RECIPIENT OF WAIVER. This limited waiver is granted only to KAR, and not to any other individual or entity.

     (iii) LIMITATIONS OF ACTIONS. This limited waiver is specifically limited to the following actions and judicial remedies:

               (a) DAMAGES. The enforcement of an arbitrator's award of money damages provided that the waiver does not extend beyond the assets specified in Subsection (o) of this Section. No arbitrator or court shall have any authority or jurisdiction to order execution against any assets or revenues of the SHINGLE SPRINGS except as provide in this Subsection (o) of this Section or to award any punitive damages against SHINGLE SPRINGS.

               (b) CONSENTS AND APPROVALS. The enforcement of a determination by an arbitrator that SHINGLE SPRINGS's consent or approval has been unreasonably withheld contrary to the terms of this Agreement.

               (c) INJUNCTIVE RELIEF AND SPECIFIC PERFORMANCE. The enforcement of

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
     a determination by an arbitrator that prohibits SHINGLE SPRINGS from taking any action that would prevent KAR from operating the Business pursuant to the terms of this Agreement, or that requires SHINGLE SPRINGS to specifically perform any obligation under this Agreement (other than an obligation to pay money which is protected by the Limitation Upon Enforcement Provisions of this Section.)

(d) ACTION TO COMPEL ARBITRATION. An action to compel or enforce arbitration or arbitration awards or orders pursuant to this Section.

(e) SERVICE OF PROCESS. In any litigation or arbitration service of process against SHINGLE SPRINGS shall be effective if made by certified mail return receipt requested to the Chairperson of SHINGLE SPRINGS at the Address set for in the Notices Section of the Development Agreement.

(f) ENFORCEMENT. If enforcement of a judicial order or arbitration award becomes necessary by reason of failure of one or both parties to voluntarily comply, the parties agree that the matter may be resolved by entry of judgment on the award and enforcement as described herein. Without in any way limiting or expanding the provisions of this Section, SHINGLE SPRINGS expressly authorizes any governmental authorities which may lawfully exercise the right and duty to take any action authorized or ordered by any court to whom a waiver is granted pursuant to this Section, including without limitation, entering the Tribal Lands and Gaming Facility for the Purpose of executing against any property subject to a security interest or otherwise giving effect to any judgment properly entered pursuant to this Section; provide however, that in no instance shall any enforcement of any kind whatsoever be allowed against any assets of SHINGLE SPRINGS other than the limited assets of SHINGLE SPRINGS specified in Subsection (g) of this Section.

(g) LIMITATION. Upon Enforcement Damages awarded against SHINGLE SPRINGS or the Enterprise shall be satisfied solely from the distributable share of Total Net Revenues of SHINGLE SPRINGS from the Enterprise, the distributable share of the Total Net Revenues of any other SHINGLE SPRINGS gaming business of the kind contemplated and the distributable share of the Net Revenues of any future gaming business of any kind which is operated by or for SHINGLE SPRINGS, whether or not operated under an Agreement with KAR, provided, however, that this limited waiver of sovereign immunity shall terminate with respect

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
                  to the collection of any Net Revenues transferred from the accounts of the Business to SHINGLE SPRINGS or SHINGLE SPRINGS's bank account in the normal course of business. In no instance shall any enforcement of any kind whatsoever be allowed gains any assets of SHINGLE SPRINGS other than those specified in this subsection.


         25. GOVERNMENT SAVINGS CLAUSE. The parties hereto acknowledge and agree that this Agreement is a "collateral agreement" to the Management Agreement and the Development Agreement within the meaning of 25 U.S.C. 2710, and, together with the Management Agreement and the Development Agreement and any other collateral agreements thereto, is subject to the provisions of the Indian Gaming Regulatory Act, 25 U.S.C. 2710 et seq. ("IGRA"). It is the intention of the parties that this Agreement, the Management Agreement, the Development Agreement and any other collateral agreements comply with all restrictions and limitations of IGRA. Consequently, if any provision of this Agreement contravenes any provision of IGRA, such provision shall be deemed to be modified or deleted herefrom to the extent necessary to comply with IGRA; provided that such modification and deletion shall not materially change the respective rights, remedies or obligations of SHINGLE SPRINGS or the Guarantors under this Agreement, the Management Agreement and the Development Agreement or any other collateral agreement. Each of the parties agrees to execute, deliver and, if necessary, record any and all additional instruments, certifications, amendments, modifications and other documents as may be required by the United States Department of the Interior, B.I.A., the NIGC, the office of the Field Solicitor, or any applicable statute, rule or regulation in order to effectuate, complete, perfect, continue or preserve the respective rights, obligations, liens and interests of the parties hereto to the fullest extent permitted by law; provided, that any such additional instrument, certification, amendment, modification or other document shall not materially change the respective rights, remedies or obligations of SHINGLE SPRINGS or the Guarantors under this Agreement or any other agreement or document related hereto.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                    SHINGLE SPRINGS:
                                    SHINGLE SPRINGS OF BAND OF MIWOK INDIANS


                                    By: /s/ Jim Adams
                                        _______________________________
                                            Jim Adams, Chairman

                                    KAR:
                                    KEAN ARGOVITZ RESORTS--SHINGLE SPRINGS, LLC.

                                    By: /s/ Kevin Kean
                                        _______________________________
                                            Kevin Kean, President

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
                                     Approved pursuant to 25 U.S.C. Section 81
                                     Approved pursuant to 25 U.S.C. Section 2710



                                               NATIONAL INDIAN GAMING COMMISSION

                                               By:
                                                  ------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------



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